SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form SB-2

Registration Statement
Under
The Securities Act of 1933

Greenland Corporation
(Name of small business issuer in its charter)

NEVADA	7200	87-0439051

(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer

incorporation or organization)	Classification Code Number )	Identification No.)

17075 VIA DEL CAMPO, SAN DIEGO, CA	92127

(Address of principal executive offices)	(Zip code)

Registrant’s Address and Telephone number, including area code:

Thomas J. Beener
Chief Executive Officer
17075 Via Del Campo
San Diego, CA 92127
(858) 451-6120

(Name, address and telephone number of Agent for Service)

Copies of communications to:

Owen Naccarato, Esq.
Naccarato & Associates
19600 Fairchild, Suite 260
Irvine, California 92612
(949) 851-9261

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒ If this Form is filed to register additional securities for an offering pursuant to
Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐If this Form is a post-effective amendment filed pursuant to
Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ If this Form is a post-effective amendment filed pursuant to
Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ If delivery of the prospectus is expected to be made pursuant to
Rule 434 , check the following box. ☐

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Calculation of registration fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Exercise price per share (1)	Proceeds to GRLC	Amount of registration fee

Common Shares, par value $.001 underlying secured convertible debenture	100,000,000 (2)	$.02	$2,000,000			$161.80

Shares underlying Class A warrants	17,499,999 (3)			$.0297	$519,750	$ 42.05

Shares underlying Class B warrants	8,664,500 (4)			$.50	$4,332,250	$350.48

Total Registration Fee						$554.33

(1) Estimated solely for the purpose of determining the registration fee.
(2) Common stock issuable upon conversion of an aggregate of $650,000 in convertible debentures issued in connection with an October 20, 2003 financing to various investors including: Alpha Capital Aktiengesellschaft and Gamma Opportunity Capital Partners, LP.
(3) Common stock issuable upon conversion of Class A warrants, with a per share purchase price of $.0297 in connection with the October 20, 2003 funding.
(4) Common stock issuable upon conversion of Class B warrants, with a per share purchase price of $.50, in connection with the October 20, 2003 funding.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

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PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED December 18, 2003

Greenland Corporation
126,164,499 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 126,164,499 shares of GRLC’s common stock, including 100,000,000 shares of common stock, issuable upon conversion of an aggregate of $650,000 in convertible debentures issued in connection with an October 20, 2003 financing to various investors including: Alpha Capital Aktiengesellschaft and Gamma Opportunity Capital Partners, LP. This prospectus also includes up to 13,461,538 shares of common stock issuable to Alpha Capital Aktiengesellschaft upon the exercise of Class A common stock purchase warrants at $0297 per share, and up to 6,665,000 shares of common stock issuable upon the exercise of Class B common stock purchase warrants at $.50 per share. This prospectus also includes up to 4,038,461shares of common stock issuable to Gamma Opportunity Capital Partners, LP upon the exercise of Class A common stock purchase warrants at $.0297 per share, and up to 1,999,500 shares of common stock issuable upon the exercise of Class B common stock purchase warrants at $.50 per share.

On October 20, 2003, GRLC entered into a Subscription Agreement for up to $650,000 whereby we issued $173,000 in convertible debentures; $133,000 to Alpha Capital Aktiengesellschaft and $40,000 to Gamma Opportunity Capital Partners, LP, with the remaining $477,000 in convertible debentures; $367,000 to Alpha Capital Aktiengesellschaft and $110,000 to Gamma Opportunity Capital Partners, LP, to be issued within five (5) business days after the actual effectiveness of this Registration Statement. Additionally, GRLC issued in conjunction with these convertible debentures Class A and Class B stock purchase warrants to both Alpha Capital Aktiengesellschaft and Gamma Opportunity Capital Partners, LP.

Our Common Stock is quoted on the OTC Bulletin Board under the symbol "GRLC". On December 17, 2003, the closing bid price of our Common Stock on the OTC Bulletin Board was $.02.

GRLC’s shares of Common Stock are "penny stocks" as defined in the Securities Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. See the "Risk Factors" section beginning on page 8 of this Prospectus discussing the applicability of the "Penny Stock Rules" to transactions in GRLC’s securities.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 8 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 18, 2003
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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Prospectus Summary

This summary contains all material terms of the offering. To understand this offering fully, you should read the entire document carefully. Please pay particular attention to the section entitled "Risk Factors" and the section entitled "Financial Statements".
Unless otherwise indicated, this Prospectus assumes that any of GRLC’s outstanding options or warrants have not been exercised into shares of GRLC’s Common Stock.

Greenland Corporation

Greenland is a Nevada corporation formed on July 17, 1986, as Zebu, Inc. On September 11, 1994, the shareholders approved changing the name of the company to Greenland Corporation.

In May 1998 we acquired all the issued and outstanding stock of Check Central, Inc. ("Check Central"); Check Central is a wholly owned subsidiary of Greenland.

In August 2002, we organized a new, wholly-owned subsidiary, ExpertHR, Inc. as a Nevada corporation.

For the past several years, we have devoted our efforts to the development and marketing of automated check cashing products and technologies. Our MAXcash automated banking machine ("ABM") is a product similar in form to an automated teller machine ("ATM"). The first production units of the MAXcash ABM were introduced in the second quarter of fiscal 1999. Greenland has developed expertise in the point-of-sale transaction business through our efforts related to the MAXcash ABM.

In April 2001, we suspended our back-office support of its check cashing operations until such time as the integration of our Check Central software with the MAXcash operating system is complete. We have elected to resume sales of the MAXcash ABM machine without back office software support to prospective customers that elect to undertake the risks of check cashing and payroll advances.

In July 2001, we entered into an agreement with CardPlus International, Inc. Pursuant to the agreement, CardPlus purchased six MAXcash ABM's and licensed our intellectual property to establish an electronic transaction and data processing center. This transaction was the first under our strategy to pursue sales of the MAXcash ABM to customers that have their own processing capabilities.

In December 2001, we entered into a license agreement with Automated Cash Machines ("ACM") through which we licensed our intellectual property to ACM to enable ACM to have its own processing capabilities to operate MAXcash ABM units.

In August 2002, we organized a wholly-owned subsidiary, ExpertHR Inc. ExpertHR is a professional employer organization ("PEO"). The PEO business provides a broad range of services associated with staff leasing and human resources management. These include benefits and payroll administration, health and workers' compensation insurance programs, personnel records management, employer liability management, employee recruiting and selection, performance management, and training and development services.

As part of our PEO business strategy, in the first quarter of fiscal 2003, we acquired a number of PEO clients from other companies and acquired a PEO company. The first revenues from these efforts will be reported in our first quarter report for the period ending March 31, 2003.

CHANGE IN CONTROL OF GREENLAND

On January 14, 2003, Greenland Corporation ("Greenland" or the "Company") completed its sale of 19,183,390 shares of Greenland common stock, which represent sixty percent (60%) of the issued and outstanding shares of the Company,. to Imaging Technologies Corporation ("ITEC"), Accordingly, there has been a change of control.

Additionally, the Company sold warrants to purchase 95,319,510 shares of Greenland common stock to ITEC, which will represent an additional thirty percent (30%) of the issued and outstanding shares of the Company.

The sale price for the shares and the exercise of the warrants was $2,250,000 in the form of a promissory note convertible into shares of common stock of ITEC, the number of which will be determined by a formula applied to the market price of the shares at the time that the promissory note is converted.

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The warrants have been exercised. 115.1 million Greenland common shares were issued to ITEC and delivered pursuant to the terms of the Closing Agreement. The conditions of the exercise of warrants pursuant to the Closing Agreement have been met. Accordingly, ITEC holds voting rights to 115.1 million shares of Greenland common stock, representing 83% of the total outstanding Greenland common shares at May 16, 2003.

Also on January 14, 2003, four new directors were elected to serve on Greenland's Board of Directors as nominees of ITEC. As of the date of this report, ITEC holds four seats of seven. Greenland's Chief Executive Officer remains in his position. ITEC's CEO serves as Chairman of Greenland's Board of Directors.

Our current strategy is: (1) to expand our PEO business through the use of our sales force and strategic acquisitions, and (2) to continue to pursue the sales of our MAXcash ABM (including sales to PEO clients) and the licensing of our intellectual property.

For the nine months ended September 30, 2003, we generated revenues in the amount of $2,925,000 and net losses of $1,856,000. For the year ended December 31, 2002, we generated revenue in the amount of $nil and a net loss of $5,714,000. Our accumulated deficit for the year ended December 31, 2002 was ($32,236,000).

Our principal executive offices are located 17075 Via Del Campo, San Diego, CA 92127. Our main phone number is (858) 451-6120.

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The Offering

Securities Offered by Selling Shareholders
Up to 126,164,499 including i) up to 100,000,000 shares of common stock underlying convertible debentures in the amount of $650,000, ii) up to 17,499,999 shares of common stock issuable upon the exercise of Class A purchase warrants at an exercise price of $0297 per share, and iii) up to 8,664,500 shares of common stock issuable upon the exercise of Class B purchase warrants at an exercise price of $.50 per share.

Common Stock Outstanding after the offering	Up to 290,566,374 Shares

Offering Price	The selling shareholders can sell the shares at any price.

Use of Proceeds
This prospectus relates to shares of GRLC’s common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling shareholders. These funds will be used for ongoing operations.

Market for our Common Stock
Our Common Stock is quoted on the Over-the Counter Bulletin Board, also called OTCBB, under the trading symbol "GRLC". The market for our Common Stock is highly volatile. We can provide no assurance that there will be a market in the future for our Common Stock.

The above information regarding common stock to be outstanding after the offering is based on 164,401,875 shares of common stock outstanding as of September 30, 2003.

On October 20, 2003, GRLC entered into a Subscription Agreement for up to $650,000 whereby we issued $173,000 in convertible debentures; $133,000 to Alpha Capital Aktiengesellschaft and $40,000 to Gamma Opportunity Capital Partners, LP, with the remaining $477,000 in convertible debentures; $367,000 to Alpha Capital Aktiengesellschaft and $110,000 to Gamma Opportunity Capital Partners, LP, to be issued within five (5) business days after the actual effectiveness of this Registration Statement. Additionally, GRLC issued in conjunction with these convertible debentures Class A and Class B stock purchase warrants to both Alpha Capital Aktiengesellschaft and Gamma Opportunity Capital Partners, LP, which are described in further detail on page 32 of this prospectus under the heading "warrants and options."

The October 20, 2003 convertible debentures can be converted into shares of GRLC common stock at a per share conversion price equal to the lesser of $.025, or sixty-five percent (65%) of the average of the three lowest closing bid prices of the Common Stock for the thirty (30) trading days preceding the Subscription Agreement.

Each holder of the 8% convertible debentures (Alpha Capital Aktiengesellschaft and Gamma Opportunity Capital Partners, LP) may not convert its securities into shares of GRLC’s common stock if after the conversion, such holder, together with any of its affiliates, would beneficially own over 9.99% of the outstanding shares of GRLC’s common stock. Each holder may waive this percent ownership restriction not less than 61 days’ notice to GRLC. Since the number of shares of GRLC’s common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of GRLC’s common stock prior to a conversion, the actual number of shares of GRLC’s common stock that will be issued under the debentures owned by Alpha Capital Aktiengesellschaft and Gamma Opportunity Capital Partners, LP cannot be determined at this time. Because of this fluctuating characteristic, we agreed to register a number of shares of GRLC’s common stock that exceeds the number of GRLC’s shares of common stock which based on the current GRLC stock price would be required if the convertible debentures were converted at this time.

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Risk Factors

An investment in shares of GRLC’s Common Stock involves a high degree of risk. You should carefully consider the following information, which summarizes all material risks, together with the other information contained in this prospectus, before you decide to buy GRLC’s common stock. If any of the following risks actually occur, GRLC’s business would likely suffer. In these circumstances, the market price of GRLC’s common stock could decline, and you may lose all or part of your investment.

Risks Relating to our Business:

WE HAVE LIMITED OPERATING HISTORY AND HAVE SUSTAINED CONTINUING LOSSES MAKING THIS A RISKY INVESTMENT.

We began our check cashing operations in 1998 and it has been inactive for the past two years. We entered the PEO business in January 2003. Accordingly, we have a limited operating history and our business and prospects must be considered in light of the risks and uncertainties to which early stage companies in rapidly evolving industries such as automated check cashing and professional employment services are exposed. We cannot provide assurances that its business strategy will be successful or that we will successfully address these risks and the risks described herein.

Additionally, for several recent periods, up through the present, we had a net loss, negative working capital and a decline in net worth, which raise substantial doubt about our ability to continue as a going concern. Our losses have resulted primarily from an inability to achieve revenue targets due to insufficient working capital. Our ability to continue operations will depend on positive cash flow, if any, from future operations and on our ability to raise additional funds through equity or debt financing. Although we have reduced our work force and suspended some of our operations, if we are unable to achieve the necessary product sales or raise or obtain needed funding, we may be forced to discontinue operations

GOING CONCERN UNCERTAINITY

As shown in the condensed consolidated financial statements attached as part of this filing, the Company has suffered recurring losses from operations, has a net working capital deficiency of approximately $3.2 million and an accumulated deficit of $32.2 million as of December 31, 2002, including losses of $5.7 million and $5.2 million for the years ended December 31, 2002 and 2001, respectively. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's need for working capital is a key issue for management and necessary for the Company to meet its goals and objectives. The Company continues to meet its obligations and pursue additional capitalization opportunities. There is no assurance, however, that the Company will be successful in meeting its goals and objectives in the future.

IF WE ARE UNABLE TO SECURE FUTURE CAPITAL, WE WILL BE UNABLE TO CONTINUE OUR OPERATIONS.

Our PEO business has not been profitable so far and it may not be profitable in the future. We may incur losses on a quarterly or annual basis for a number of reasons, some within and others outside our control. (See "Potential Fluctuation in Our Quarterly Performance.") The growth of our business will require the commitment of substantial capital resources. If funds are not available from operations, we will need additional funds. We may seek such additional funding through public and private financing, including debt or equity financing. Adequate funds for these purposes, whether through financial markets or from other sources, may not be available when we need them. Even if funds are available, the terms under which the funds are available to us may not be acceptable to us. Insufficient funds may require us to delay, reduce or eliminate some or all of our planned activities.

To successfully execute our current strategy, we will need to improve our working capital position. The report of our independent auditors accompanying our December 31, 2002 financial statements includes an explanatory paragraph indicating there is a substantial doubt about the Company's ability to continue as a going concern, due primarily to the decreases in our working capital and net worth. We plan to overcome the circumstances that impact our ability to remain a going concern through a combination of increased revenues and decreased costs, with interim cash flow deficiencies being addressed through additional equity financing.

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WE MAY EXPERIENCE POTENTIAL FLUCTUATIONS IN QUARTERLY PERFORMANCE DUE TO OUR NEW PRODUCTS AND SERVICES.

Quarterly operating results can fluctuate significantly depending on a number of factors, any one of which could have a material adverse effect on our results of operations. The factors include: the timing of product/services announcements and subsequent introductions of new or enhanced products and/or services by us and by our competitors, the availability and cost of inventories, the market acceptance of products and services, changes in our prices and in our competitors’ prices, the timing of expenditures for staffing and related support costs, the extent and success of advertising, research and development expenditures, and changes in general economic conditions.

We may experience significant quarterly fluctuations in revenues and operating expenses as we introduce new products and services; especially as we enter the PEO business. Furthermore, quarterly results are not necessarily indicative of future performance for any particular period.

WE RISK THAT SOME OF OUR SERVICES MAY RESULT IN TECHNICAL PROBLEMS OR PRODUCT DEFECTS, CAUSING THE LOSS OR DELAY OF OUR SALES, RESOURCES, REPUTATION, BUSINESS, AND FINANCIAL CONDITION.

There can be no assurances that, despite testing and quality assurance efforts that may be performed by us and/or our manufacturers and subcontractors, that technical problems or product defects will not be found. These problems or product defects could result in the loss or delay in market acceptance and sales, diversion of development resources, injury to our reputation, and/or increased service and support costs, any one of which could have material adverse effects on our business, financial condition, and results of operations.

WE ARE SUBJECT TO GOVERNMENT REGULATION WHICH COULD INHIBIT OUR ABILITY TO EXPAND.

We are subject to regulation in several jurisdictions in which we operate, including jurisdictions that regulate check cashing fees and payday advance fees. We could also become subject to federal and state regulations relating to the reporting and recording of certain currency transactions. There can be no assurance that additional state or federal statutes or regulations will not be enacted at some future date which could inhibit our ability to expand, significantly decrease the service charges for check cashing, payday advances and/or other services, or prohibit or more stringently regulate the sale of certain goods and services, which could cause a significant adverse effect on our future prospects.

SINCE OUR COMPETITORS HAVE GREATER FINANCIAL AND MARKETING RESOURCES THAN WE DO, WE MAY EXPERIENCE DIFFICULTY IN MAINTAINING AND INCREASING MARKET SHARE AND REVENUES.

The markets for our products and services are highly competitive and rapidly changing. Some of our current and prospective competitors have significantly greater financial, technical, manufacturing and marketing resources than we do. Our ability to compete in our markets depends on a number of factors, some within and others outside our control. These factors include:
the frequency and success of product and services introductions by us and by our competitors, the selling prices of our products and services and of our competitors' products and services, the performance of our products and of our competitors' products, product distribution by us and by our competitors, our marketing ability and the marketing ability of our competitors, and the quality of customer support offered by us and by our competitors.

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The PEO industry is highly fragmented. While many of our competitors have limited operations, there are several PEO companies equal or substantially greater in size than ours. We also encounter competition from "fee-for-service" companies such as payroll processing firms, insurance companies, and human resources consultants. The large PEO companies have substantially more resources than us and provide a broader range of resources than we do.

IF WE ACQUIRE COMPLEMENTARY BUSINESSES, WE MAY NOT BE ABLE TO EFFECTIVELY INTEGRATE THEM INTO OUR CURRENT OPERATIONS, WHICH WOULD ADVERSELY AFFECT OUR OVERALL FINANCIAL PERFORMANCE.

In order to grow our business, we may acquire businesses that we believe are complementary. To successfully implement this strategy, we must identify suitable acquisition candidates, acquire these candidates on acceptable terms, integrate their operations and technology successfully with ours, retain existing customers and maintain the goodwill of the acquired business. We may fail in our efforts to implement one or more of these tasks. Moreover, in pursuing acquisition opportunities, we may compete for acquisition targets with other companies with similar growth strategies. Some of these competitors may be larger and have greater financial and other resources than we do. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Our overall financial performance will be materially and adversely affected if we are unable to manage internal or acquisition-based growth effectively. Acquisitions involve a number of risks, including: integrating acquired products and technologies in a timely manner, integrating businesses and employees with our business, managing geographically-dispersed operations, reductions in our reported operating results from acquisition-related charges and amortization of goodwill, potential increases in stock compensation expense and increased compensation expense resulting from newly-hired employees, the diversion of management attention, the assumption of unknown liabilities, potential disputes with the sellers of one or more acquired entities, our inability to maintain customers or goodwill of an acquired business, the need to divest unwanted assets or products, and the possible failure to retain key acquired personnel.

Client satisfaction or performance problems with an acquired business could also have a material adverse effect on our reputation, and any acquired business could significantly under perform relative to our expectations. We cannot be certain that we will be able to integrate acquired businesses, products or technologies successfully or in a timely manner in accordance with our strategic objectives, which could have a material adverse effect on our overall financial performance.

In addition, if we issue equity securities as consideration for any future acquisitions, existing stockholders will experience ownership dilution and these equity securities may have rights, preferences or privileges superior to those of our common stock.

THE MARKETS FOR OUR PRODUCTS ARE RELATIVELY NEW AND STILL DEVELOPING WHICH MAKES IT DIFFICULT TO ASCERTAIN IF WE CAN GROW.

The markets for our products and services are relatively new and are still developing. We believe that there has been growing market acceptance for check cashing services. We cannot be certain, however, that these markets will continue to grow. Other technologies are constantly evolving and improving. We cannot be certain that products and services based on these other technologies will not have a material adverse effect on the demand for our products and services.

DEPENDENCE UPON SUPPLIERS MAY AFFECT IF THEY GO OUT OF BUSINESS.

We depend on acquiring products and software from outside suppliers. We rely heavily on these suppliers for upgrades and support. We cannot be certain that all of our suppliers will continue to make their products and technologies available to us, or that these suppliers will not provide their products and technologies to other companies simultaneously.

SOME COMPONENTS OF OUR MANUFACTURED PRODUCTS ARE DEPENDENCE ON SINGLE SOURCES WHICH COULD HAVE A NEGATIVE IMPACT IF THESE SUPPLIERS WENT OUT OF BUSINESS.

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We presently outsource the production of some of our manufactured products through a number of vendors. These vendors assemble products, using components we purchase from other sources or from their own inventory. The terms of supply contracts are negotiated separately in each instance. Although we have not experienced any difficulty in the past in engaging contractors or in purchasing components, present vendors may not have sufficient capacity to meet projected market demand for our products and alternative production sources may not be available without undue disruption.

While most components are available locally from multiple vendors, certain components used in our products are only available from single sources. Although alternative suppliers are readily available for many components, for some components the process of qualifying replacement suppliers, replacing tooling or ordering and receiving replacement components could take several months and cause substantial disruption to operations. Any significant increase in component prices or decrease in component availability could have a material adverse effect on our business and overall financial performance.

POSSIBILITY OF CHALLENGE TO PRODUCTS OR INTELLECTUAL PROPERTY RIGHTS COULD HAVE A NEGATIVE IMPACT ON US:

We intend to protect our technology by filing copyright and patent applications for the patentable technologies that we consider important to the development of our business. We also intend to rely upon trade secrets, know-how and continuing technological innovations to develop and maintain competitive advantage.

We have filed a copyright application with the U. S. Patent and Trademark Office with respect to our server technology. We may file patent applications with respect to our kiosk system and any other technology we have developed for use with the MAXcash ABM. There can be no assurance that any U.S. Patent application, if and when filed, will be granted or, if obtained, will sufficiently protect our proprietary rights.

Even if the patents we apply for are granted, they do not confer on us the right to manufacture and market products if such products infringe patents held by others. We have not undertaken or conducted any comprehensive patent infringement searches or studies. If any such third parties hold any such conflicting rights, we may be required in the future to stop making, using or selling its products or to obtain licenses from and pay royalties to others, which could have a significant and material adverse effect on the Company. Further, in such event, there can be no assurance that we would be able to obtain or maintain any such licenses on acceptable terms or at all.

Additionally, competitors may assert that we infringe on their patent rights. If we fail to establish that we have not violated the asserted rights, we could be prohibited from marketing the products that incorporate the technology and we could be liable for damages. We could also incur substantial costs to redesign our products or to defend any legal action taken against us.

SALES OF THE MAXcash ABM RELY ON RELATIONSHIPS WITH DISTRIBUTORS AND WE COULD BE ADVERSELY AFFECTED SHOULD THAT RELATIONSHIP GO BAD :

Sales of the MAXcash ABM are principally made through distributors, which may carry competing product lines. These distributors could reduce or discontinue sales of our products, which could materially and adversely affect our future success. These independent distributors may not devote the resources necessary to provide effective sales and marketing support of our products. In addition, distributors are not required to carry any inventory of MAXcash ABM systems. These distributors are substantially dependent on general economic conditions and other unique factors affecting our markets. We believe that our growth and success, in the near-term, will depend in part upon our distribution channels. Our business could be materially and adversely affected if our distributors fail to provide sales of our products.

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INCREASES IN HEALTH INSURANCE PREMIUMS, UNEMPLOYMENT TAXES, AND WORKERS’ COMPENSATION RATES WILL HAVE A SIGNIFICANT EFFECT ON OUR FUTURE FINANCIAL PERFORMANCE.

Health insurance premiums, state unemployment taxes, and workers' compensation rates are, in part, determined by our claims experience, and comprise a significant portion of our direct costs. We employ risk management procedures in an attempt to control claims incidence and structure our benefits contracts to provide as much cost stability as possible. However, should we experience a large increase in claims activity, the unemployment taxes, health insurance premiums, or workers' compensation insurance rates we pay could increase. Our ability to incorporate such increases into service fees to clients is generally constrained by contractual agreements with our clients. Consequently, we could experience a delay before such increases could be reflected in the service fees we charge. As a result, such increases could have a material adverse effect on our financial condition or results of operations.

WE CARRY SUBSTANTIAL LIABILITY FOR WORKSITE EMPLOYEE PAYROLL AND BENEFITS COSTS AND IF A CLIENT DOES NOT PAY THEIR COST OF BENEFITS, WE WOULD HAVE TO ABSORB SUCH COSTS WHICH WOULD HAVE A NEGATIVE IMPACT ON US.

Under our client service agreements, we become a co-employer of worksite employees and we assume the obligations to pay the salaries, wages, and related benefits costs and payroll taxes of such worksite employees. We assume such obligations as a principal, not merely as an agent of the client company. Our obligations include responsibility for (a) payment of the salaries and wages for work performed by worksite employees, regardless of whether the client company makes timely payment to us of the associated service fee; and (2) providing benefits to worksite employees even if the costs incurred by us to provide such benefits exceed the fees paid by the client company. If a client company does not pay us, or if the costs of benefits provided to worksite employees exceed the fees paid by a client company, our ultimate liability for worksite employee payroll and benefits costs could have a material adverse effect on the Company's financial condition or results of operations.

AS AN EMPLOYER, OUR OPERATIONS ARE AFFECTED BY NUMEROUS FEDERAL, STATE, AND LOCAL LAWS RELATED TO LABOR, TAX, AND EMPLOYMENT MATTERS.

By entering into a co-employer relationship with employees assigned to work at client company locations, we assume certain obligations and responsibilities or an employer under these laws. However, many of these laws (such as the Employee Retirement Income Security Act ("ERISA") and federal and state employment tax laws) do not specifically address the obligations and responsibilities of non-traditional employers such as PEOs; and the definition of "employer" under these laws is not uniform. Additionally, some of the states in which we operate have not addressed the PEO relationship for purposes of compliance with applicable state laws governing the employer/employee relationship. If these other federal or state laws are ultimately applied to our PEO relationship with our worksite employees in a manner adverse to the Company, such an application could have a material adverse effect on the Company's financial condition or results of operations.

While many states do not explicitly regulate PEOs, 21 states have passed laws that have licensing or registration requirements for PEOs, and several other states are considering such regulation. Such laws vary from state to state, but generally provide for monitoring the fiscal responsibility of PEOs and, in some cases, codify and clarify the co-employment relationship for unemployment, workers' compensation, and other purposes under state law. There can be no assurance that we will be able to satisfy licensing requirements of other applicable relations for all states. Additionally, there can be no assurance that we will be able to renew our licenses in all states.

THE MAINTENANCE OF HEALTH AND WORKERS' COMPENSATION INSURANCE PLANS THAT COVER WORKSITE EMPLOYEES IS A SIGNIFICANT PART OF OUR BUSINESS.

The current health and workers' compensation contracts are provided by vendors with whom we have an established relationship, and on terms that we believe to be favorable. While we believe that replacement contracts could be secured on competitive terms without causing significant disruption to our business, there can be no assurance in this regard.

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OUR STANDARD AGREEMENTS WITH PEO CLIENTS ARE SUBJECT TO CANCELLATION ON 60-DAYS WRITTEN NOTICE BY EITHER THE COMPANY OR THE CLIENT WHICH EXPOSE US TO POTENTIAL CANCELLATION.

Accordingly, the short-term nature of these agreements make us vulnerable to potential cancellations by existing clients, which could materially and adversely affect our financial condition and results of operations. Additionally, our results of operations are dependent, in part, upon our ability to retain or replace client companies upon the termination or cancellation of our agreements.

A NUMBER OF LEGAL ISSUES REMAIN UNRESOLVED WITH RESPECT TO THE CO-EMPLOYMENT AGREEMENT BETWEEN A PEO AND ITS WORKSITE EMPLOYEES, INCLUDING QUESTIONS CONCERNING THE ULTIMATE LIABILITY FOR VIOLATIONS OF EMPLOYMENT AND DISCRIMINATION LAWS.

Our client service agreement establishes a contractual division of responsibilities between us and our clients for various personnel management matters, including compliance with and liability under various government regulations. However, because we act as a co-employer, we may be subject to liability for violations of these or other laws despite these contractual provisions, even if we do not participate in such violations. Although our agreement provides that the client is to indemnify us for any liability attributable to the conduct of the client, we may not be able to collect on such a contractual indemnification claim, and thus may be responsible for satisfying such liabilities. Additionally, worksite employees may be deemed to be agents of the Company, subjecting us to liability for the actions of such worksite employees.

Risks Relating to our Stock:

THE ISSUANCE OF THE SHARES IN THIS OFFERING WILL RESULT IN DILUTION.
There are a large number of shares underlying the convertible note and warrants in this offering that may be available for future sale and the sale of these shares may depress the market price of GRLC’s common stock and may cause substantial dilution to GRLC’s existing stockholders.

The number of shares of common stock issuable upon conversion of the convertible note in this offering may increase if the market price of GRLC’s stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and debentures and upon exercise of GRLC’s warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of GRLC’s common stock. The issuance of shares upon conversion of the convertible notes and debentures and exercise of outstanding warrants will also cause immediate and substantial dilution to GRLC’s existing stockholders and may make it difficult to obtain additional capital.

The following gives examples of the number of shares that would be issued if the debentures in this offering were converted at one time at prices representing 70%, 50%, and 25% of the current market price (assuming a market price of $.02). As of September 30, 2003, we had 164,401,875 shares of common stock outstanding.

  70% of current stock price:

GRLC’s stock converted at 75% of current stock price would result in a debenture conversion rate of $.015 cents. To convert the $650,000 convertible debenture would require 43,333,333 shares of GRLC’s common stock, or 26% of GRLC’s current outstanding shares.

  50% of current stock price:

GRLC’s stock converted at 50% of current stock price would result in a debenture conversion rate of $.01 cents. To convert the $650,000 convertible debenture would require 65,000,000 shares of GRLC’s common stock, or 40% of GRLC’s current outstanding shares.

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  25% of current stock price

GRLC’s stock converted at 25% of current stock price would result in a debenture conversion rate of $.005 cents. To convert the $650,000 of convertible debentures would require 130,000,000 shares of GRLC’s common stock, or 79% of GRLC’s current outstanding shares.

See the "Security Ownership Table", description of securities and the "Selling Security Holder Table" beginning on page 33, 34 and page 35, respectively, of this Prospectus.

THE OVERHANG AFFECT FROM THE RESALE OF THE SELLING SHAREHOLDERS SECURITIES ON THE MARKET COULD RESULT IN LOWER STOCK PRICES WHEN CONVERTED.

Overhang can translate into a potential decrease in GRLC’s market price per share. The common stock underlying unconverted debentures represents overhang. These debentures are converted into common stock at a discount to the market price providing the debenture holder the ability to sell his or her stock at or below market and still make a profit, which is incentive for the holder to sell the shares as quickly as possible to ensure as much profit as possible in case the stock price falls. If the share volume cannot absorb the discounted shares, GRLC’s market price per share will likely decrease. As the market price decreases, each subsequent conversion will require a larger quantity of shares.

IF OUR OPERATIONS CONTINUE TO RESULT IN A NET LOSS, NEGATIVE WORKING CAPITAL AND A DECLINE IN NET WORTH, AND WE ARE UNABLE TO OBTAIN NEEDED FUNDING, WE MAY BE FORCED TO DISCONTINUE OPERATIONS.

For several recent periods, up through the present, we had a net loss, negative working capital and a decline in net worth, which raise substantial doubt about our ability to continue as a going concern. Our losses have resulted primarily from an inability to achieve revenue targets due to insufficient working capital. Our ability to continue operations will depend on positive cash flow, if any, from future operations and on our ability to raise additional funds through equity or debt financing. Although we have reduced our work force and suspended some of our operations, if we are unable to achieve the necessary product sales or raise or obtain needed funding, we may be forced to discontinue operations.

SHORT SELLING COMMON STOCK BY WARRANT AND DEBENTURE HOLDERS MAY DRIVE DOWN THE MARKET PRICE OF GRLC’S STOCK.

The warrant and debenture holder may sell shares of GRLC’s common stock on the market before exercising the warrant or converting the debenture. The stock is usually offered at or below market since the warrant and debenture holders receive stock at a discount to market. Once the sale is completed the holders exercise or convert a like dollar amount of shares. If the stock sale lowered the market price, upon exercise or conversion, the holders would receive a greater number of shares then they would have absent the short sale. This pattern may result in the spiraling down of GRLC’s stock’s market price.

GRLC’S COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THEREFORE THE TRADING MARKET IN GRLC’S SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN GRLC’S STOCK CUMBERSOM AND MAY REDUCR THE VALUE OF AN INVESTMENT IN GRLC’S STOCK.

Trading of Greenland common stock is conducted over-the-counter through the NASD Electronic Bulletin Board and covered by Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

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The Securities and Exchange Commission adopted regulations that generally define a "penny stock" as any equity security that has a market price of less than $5.00 per share. Additionally, if the equity security is not registered or authorized on a national securities exchange or the Nasdaq and the issuer has net tangible assets under $2,000,000, the equity security also would constitute a "penny stock." Greenland common stock does constitute a penny stock because our common stock has a market price less than $5.00 per share and our common stock is not quoted on Nasdaq. As Greenland common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving Greenland common stock, of a disclosure schedule explaining the penny stock market and the risks associated with it. Furthermore, the ability of broker/dealers to sell Greenland common stock and the ability of shareholders to sell Greenland common stock in the secondary market may be limited. As a result, the market liquidity for Greenland common stock is adversely affected. The Company can provide no assurance that trading in Greenland common stock will not be subject to these or other regulations in the future, which may negatively affect the market for Greenland common stock. Furthermore, this lack of liquidity also may make it more difficult for the Company to raise capital in the future.

Since GRLC’s shares of Common Stock are "penny stocks" as defined in the Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

  The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply.
  The brokerage firm’s compensation for the trade.
  The compensation received by the brokerages firm’s salesperson for the trade.

In addition, the brokerage firm must send the investor:

  Monthly account statement that gives an estimate of the value of each penny stock in your account.
  A written statement of your financial situation and investment goals.

Legal remedies, which may be available to you, are as follows:

  If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.
  If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages.
  If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission’s rules may limit the number of potential purchasers of the shares of the Common Stock.

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RESALE RESTRICIONS ON TRANSFERRING "PENNY STOCK" ARE SOMETIMES IMPOSED BY SOME STATES, WHICH MAY MAKE TRANSCTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

ABSENCE OF DIVIDENDS:

We have not paid any cash dividends on our common stock to date and we do not anticipate paying cash dividends in the foreseeable future

INVESTORS PURCHASING SHARES OF COMMON STOCK IN THIS OFFERING WILL EXPERICENCE IMMEDIATE DILUTION.

Assuming there was no change in the net tangible book value (net tangible book value means total assets (exclusive of copyrights, patents, goodwill, research and development costs and similar intangible items) minus total liabilities) of GRLC after December 31, 2002 and taking into consideration $ 578,000 estimated net proceeds received from the sale of debentures our adjusted net tangible book value as determined after the receipt of net proceeds from such maximum offering amount, totaling ($2,512,000) will be $(0.19) per share of common stock. This represents an immediate increase in our net tangible book value of $0.05per share of Common Stock to the Existing Stockholders, and an immediate dilution of $0.21 per share to the investors purchasing shares of common stock in this offering (the "New Stockholders").

The following table illustrates this per share dilution at December 31, 2002:

Offering Price per share of Common Stock (Avg)	$.02

Adjusted net tangible book value (deficit) per share of
Common Stock at December 31, 2002
Before this Offering	$(0.24)

Increase attributable to the Offering	$0.05

Adjusted net tangible book value (deficit)
per share of Common Stock
After this Offering	$(0.19)

Dilution in adjusted net tangible book
Value per share of Common Stock
to New Stockholders	$0.21

In addition, further dilution could occur in the future due to any contracts we may enter into with third party entities for consulting or other services should any additional Common Stock shares be issued for those consulting or other services.

Information about forward-looking statements

This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

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Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events,
Underlying assumptions for all of the above and other statements, which are not statements of historical facts.

These forward-looking statements involve risks and uncertainties discussed in the risk factor section (see page 7), which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

We have no obligation to update or revise these forward-looking statements to reflect future events.

Use of proceeds

GRLC will not receive any of the proceeds from the sale of the shares of common stock offered by the selling shareholders under this prospectus. There are warrants being issued with the current funding. If the warrants were exercised, the maximum GRLC would receive are proceeds of approximately $4,852,000.

If the resale of the warrant shares fails to be registered pursuant to an effective registration statement under the Securities Act, this warrant may affect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise. In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current market price per share of the common stock and the exercise price, and the denominator of which shall be the then current market price per share of common stock. For example, if the holder is exercising 100,000 warrants with a per warrant exercise price of $0.75 per share through a cashless exercise when the Common Stock’s current Market Price per share is $2.00 per share, the holder will receive 62,500 shares of Common Stock.

The foregoing represents GRLC’s current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of Common Stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. GRLC reserves the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

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Market for Common Equity and Related Stockholder Matters

Our common stock is traded in the over-the-counter market, and quoted on the OTC Electronic Bulletin Board under the symbol "GRLC". Our common stock has traded, during the fiscal year ended December 31, 2002 between $1 and $0.01 per share. The number of shares of record of common stock, $.001 par value, was 12,789,281 at December 31, 2002 and 164,401,875 at September 30, 2003. The following table sets forth the quarterly high and low last sales prices per share for the common stock as reported by the OTC Electronic Bulletin Board:

	HIGH	LOW

Year ended Dec. 31, 2001

First quarter	$0.46	$0.05

Second quarter	0.25	0.11

Third quarter	0.15	0.04

Fourth quarter	0.04	0.01

Year ended Dec. 31, 2002

First quarter	$0.25	$0.03

Second quarter	1.00	0.23

Third quarter	0.10	0.02

Fourth quarter	0.05	0.01

Year ended Dec. 31, 2003

First quarter	$0.02	$0.01

Second quarter	0.02	0.01

Third quarter	0.04	0.02

On December 17, 2003, the price quoted for the common stock as reported by the OTC Electronic Bulletin Board was $0.02 per share. On September 30, 2003 there were approximately 6,500 shareholders of record of the common stock.

We have not paid any cash dividends on our common stock, and we do not currently intend to pay cash dividends on our common stock. The current policy of the Board of Directors is to retain earnings, if any, to provide funds for operation and expansion of our business. Such policy will be reviewed by the Board of Directors from time-to-time in light of, among other things, our earnings and financial position and limitations imposed by our lenders, if any.

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Summary Financial Information

The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of our Company and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

	Year ended December 31,		Nine months ended September 30,

	2002	2001	2003	2002

	(Audited)		(Unaudited )
Total Revenue	$-	$523,000	$2,925,000	$-
Cost of Revenues	-	876,000	1,881,000	304,000
Gross Margin	-	(353,000)	1,044,000	(304,000)
Operating Expenses	2,374,000	3,676,000	2,877,000	1,675,000
Provision for Income Taxes	2,000	2,000	1,000	-
Extraordinary Item – Loss	(5,230,000)	(77,000)	-	-
Other income (expenses), net	(2,854,000)	(976,000)	22 ,000	(1,849,000)

Net Loss	$(5,714,000)	$(5,084,000)	$(1,856,000)	$(3,977,000)

Weighted average Common
Shares outstanding	6,634,000	2,444,00	137,973,539	5,743,766

Net income (loss) per share	$(0.86)	$(2.14)	$(0.01)	$(0.69)

Total Assets	$112,000	$241,308	$3,427,000	n/a
Total Liabilities	$3,230,000	$303,011	$7,194,000	n/a
Shareholders’ equity	$(3,118,000)	$(61,703)	$(3,767,000)	n/a

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Management’s Discussion and Analysis of Financial Condition or Plan of Operation

The financial statements contain forward-looking statements that involve risk and uncertainties. Forward-looking statements include, without limitation, any statement that may predict, indicate or imply future results, performance or achievements and may contain the words "believe," "expect," "anticipate," "estimate," "project," "will be," "will continue" or words or phrases of similar meaning. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks associated with completing product development; commercial use of check-cashing machines; product repairs; consumer acceptance; need for additional financing; manufacturing risks; dependence on suppliers; dependence on distributors; rapid technological changes; dependence on key personnel; compliance with state laws; risks of technical problems or product defects; dependence on proprietary technology and other factors detailed in our reports filed with the Securities and Exchange Commission.

INTRODUCTION

The following discussion pertains to our operations and financial condition as of September 30, 2003, and should be read in conjunction with our financial statements and notes thereto, and other financial information included elsewhere in this report.

Our current strategy is: (1) to expand our PEO business; (2) to commercialize our MAXcash ABM products and technology.

To successfully execute our current strategy, we will need to improve our working capital position. The report of the Company's independent auditors accompanying our December 31, 2002 financial statements includes an explanatory paragraph indicating there is a substantial doubt about our ability to continue as a going concern, due primarily to the decreases in our working capital and net worth. We plan to overcome the circumstances that impact our ability to remain a going concern through a combination of achieving profitability, raising additional and financing, and renegotiating existing obligations.

There can be no assurance, however, that we will be able to complete any additional financings on favorable terms or at all, or that any such financings, if completed, will be adequate to meet our capital requirements. Any additional equity or convertible debt financings could result in substantial dilution to our shareholders. If adequate funds are not available, we may be required to delay, reduce or eliminate some or all of our planned activities, including any potential mergers or acquisitions. Our inability to fund our capital requirements would have a material adverse effect on the Company.

RESULTS OF OPERATIONS

Nine Months Ended September 30, 2003 Compared to September 30, 2002

Gross Billing

We had total gross billing of $9.6 million and $20.3 million, from our PEO business, for the three and nine months ended September 30, 2003 respectively. We had no revenues in the prior year period. The Company’s sales operations related to check cashing was temporarily suspended primarily due to a legal dispute with its software provider and the associated financial risks to the Company represented by the dispute. Management is currently working to re-establish these operations, especially as they relate to value-added products and services to the Company's PEO clientele.

Worksite Payroll Cost

The Company incurred total costs of PEO services of $8.9 million and $19.2 million for the three and nine months period ended September 30, 2003. Cost of goods sold in the prior year periods, associated with check cashing operations, was $101 thousand and $304 thousand, which were associated with the since-suspended operations related to transaction processing.

Operating Expenses

Selling, general and administrative expenses for the three months ended September 30, 2003 and 2002 were $1.5 million and $280 thousand, respectively. Selling, general and administrative expenses for the nine months ended September 30, 2003 and 2002 were $2.9 million and $1.7 million, respectively.

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Other Expense

Net other income was $(72) thousand and $(149) thousand for the three months period ended September 30, 2003 and 2002. Net other income was $(22) thousand and net other expenses were $(1.9) million for nine months ended September 30, 2003 and 2002. The difference is due primarily to a charge for impairment of goodwill in the period ended September 30, 2002.

Net Loss

The net loss for the three months ended September 30, 2003 was $944 thousand compared to a net loss of $530 thousands for comparative period in 2002. The net loss for the nine months ended September 30, 2003 was $1.9 million compared to a net loss of $4 million for comparative period in 2002 a decrease of $2.1 million, or 53%. Losses were reduced due primarily to reduced costs and expenses associated with suspension of our check cashing operations .

Year Ended December 31, 2002 versus Year Ended December 31, 2001

Revenue

For the year ended December 31, 2002, we had no revenues, compared to revenues of $523 thousand for the year ended December 31, 2001.

Our sales operations for our principal product, the MAXcash ABM, were temporarily suspended due to shortages of working capital and a legal dispute with our software provider.

We had a gross loss on sales in the year ended December 31, 2001 or $353 thousand.

Cost of Sales

We incurred total costs of revenues of $876 thousand (168% of revenues) from our two segments for the year December 31, 2001. The costs incurred in the equipment sales segment were $317 thousand for the year ended December 31, 2001. Manufacturing costs include fixed overhead expenses for items such as supervision, testing, and facilities, as well as the direct cost of the machines sold. The gross margin on machine sales for the year ended December 31, 2001 was $(189) thousand.

Costs associated with transaction processing, included in cost of sales, were $559 thousand for the year ended December 31 2001, resulting in gross margins on transaction revenue of $(164) thousand. Processing costs included fixed overhead expenses such as the amortization of software development costs, depreciation, labor, and communications.

Operating Expenses

Operating expenses for the years ended December 31, 2002, and 2001 were $2.4 million and $3.7 million, respectively. The $1.3 million (35%) decrease was due primarily to reduced operations related to manufacturing, sales, and engineering.

There were no research and development costs for the years ended December 31, 2002, and 2001, respectively.

Non-operating Expenses

Non-operating expenses were $2.9 million for the year ended December 31, 2002 compared to $976 thousand for the year ended December 31, 2001, an increase of $1.9 million (192%). The increase was due primarily to the impairment of intangible assets, which include our software development costs associated with the MAXcash ABM system.

Net Loss

The net loss for the year ended December 31, 2002 was $5.7 million compared to $5.2 million for fiscal year 2001, an increase of $480 thousand (9%), due primarily to increased non-operating expenses, including impairment of assets and inventory obsolescence.

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Liquidity and Capital Resources

Nine Months Ended September 30, 2002

Historically, we have financed our operations through cash generated from the sale of equity securities and debt financing.    At September 30, 2003, we had a working capital deficit of $5.1 million compared with a working capital deficit of $3.2 million at December 31, 2002. The increase in working capital of $1.9 million, or 59% resulted primarily from an increase in notes payable and increased accounts payable and accrued expenses.

Stockholders’ deficit increased for the nine months ended September 30, 2003 from the previous fiscal year by $649 thousand, due primarily to our $1.9 million net loss.
The Company's officers and directors are aware of no other threatened or pending litigation, not otherwise discussed in Item 1, Legal Matters, which would have a material, adverse effect on the Company. From time to time the Company is a defendant (actual or threatened) in certain lawsuits encountered in the ordinary course of its business, the resolution of which, in the opinion of management, should not have a material adverse effect on the Company's financial position results of operations, or cash flows. The Company’s auditors have expressed their uncertainty as to the Company’s ability to continue as a going concern. They cite recurring losses from operations, the Company’s working capital deficiency, and limited cash resources.
In order to address this uncertainty, the Company has taken steps to raise additional funds to finance its operations and to continue to grow its PEO business.

Greenland is a subsidiary of Imaging Technologies Corporation (ITEC). In the regular course of business, there are inter-company transfers of funds between Greenland and ITEC. To date, an approximate net amount of $1.3 million have been transferred from Greenland and/or its subsidiaries to ITEC and/or its other subsidiaries. Should these inter-company transfers be left unpaid, in whole or in part, the cash position of Greenland and its ExpertHR subsidiary could be inadequate to meet current and/or future operating requirements. There can be no assurance that the existing inter-company liabilities will be repaid in the near future, or at all. Furthermore, there can be no assurance that there will not be additional inter-company transfers in the future. (Also see: "Risks and Uncertainties.")

Year Ended December 31, 2002 versus Year Ended December 31, 2001

Historically, we have financed our operations through cash generated from the sale of equity securities and debt financing. To date, we have not been able to support our operations from revenues through sales of products or services.

In April 2001, we announced that we had temporarily suspended our check cashing operations in order to minimize our check cashing risk, reduce operating losses, and to conserve capital.

At December 31, 2002, we had a working capital deficit of $3.2 million compared with a working capital deficit of $1.8 million at December 31, 2001. The decrease of $1.4 million (81%) resulted primarily from an increase in accrued expenses.

Stockholders' equity decreased for the year ended December 31, 2002 from the previous fiscal year by $4.8 million, due primarily to the $5.7 million comprehensive loss, which was offset by increased paid-in-capital of $113 thousand.

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Net cash used for operating activities was $28 thousand compared to $785 thousand in fiscal 2001. The changes are due primarily to expenses associated with impairment of assets.

There was no net cash provided by or used for investing activities in the year ended December 31, 2002. Net cash provided by investing activities was $603 thousand in fiscal 2001 as a result of receipt of investment capital pursuant to a private placement of our common stock.

Net cash from financing activities was $39 thousand for the year ended December 31, 2002 compared to $114 thousand in the prior year; a decrease of $75 thousand (66%). The decrease was due primarily to changes in notes payable and the exercise of warrants and options.

We have no material commitments for capital expenditures.

Subsequent to December 31, 2002, the Company issued 124,302,900 shares of common stock. 9.2 million shares were issued for services and 115,102,900 shares were issued to ITEC as described herein.

Our capital requirements depend on numerous factors, including market acceptance of our products and services, the resources we devote to marketing and selling our products and services, and other factors. We anticipates that our capital requirements will increase in future periods as we reduces our debt and increase our sales and marketing efforts. The report of our independent auditors accompanying our December 31, 2002 financial statements includes an explanatory paragraph indicating there is a substantial doubt about our ability to continue as a going concern, due primarily to the decreases in our working capital and net worth.

We plan to overcome the circumstances that impact our ability to remain a going concern through a combination of increased revenues and decreased costs, with interim cash flow deficiencies being addressed through additional equity and/or debt financing.

We continue to pursue additional financings to fund our operations and growth. There can be no assurance, however, that we will be able to complete any additional debt or equity financings on favorable terms or at all, or that any such financings, if completed, will be adequate to meet our capital requirements. Any additional equity or convertible debt financings could result in substantial dilution to our shareholders. If adequate funds are not available, we may be required to delay, reduce, or eliminate some or all of our planned activities. Our inability to fund our capital requirements would have a material adverse effect on the Company. Also see "Risks and Uncertainties--Future Capital Needs."

Critical Accounting Policies and Estimates
This Management's Discussion and Analysis of Financial Condition and Results of Operations discuss our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, intangible assets, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources, primarily allowance for doubtful accounts and the recognition and classification of net operating loss carry forwards between current and long-term assets. These accounting policies are described in the notes to the consolidated financial statements included in this document for the fiscal year ended December 31, 2002 and in the notes to the consolidated financial statements included with this Form SB-2.

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Legal

Greenland, along with Seren Systems ("Seren"), its then current and primary software developer and supplier for its own ABM terminals, was in the process of completing development of the check cashing service interface to the Mosaic Software host system being implemented to support a large network of V.com terminals. In September 2000, Seren unilaterally halted testing and effectively shut-down any further check cashing development for the V.com project. The parties participating in this project may have been financially damaged, related to the delay in performance by Greenland and Seren. None of the parties have brought suit against us and/or Seren at this time. There is no assurance, however, that such suit(s) will not be brought in the future.

On May 23, 2001 we filed a Complaint in San Diego County naming Michael Armani as the defendant. We allege breach of contract by Michael Armani in connection with two separate stock purchase agreements. We seek damages in the amount of $474,595. On August 7, 2001 we filed a request for Entry of Default against Mr. Armani in the amount of $474,595 and the court granted entry of default. Subsequently Mr. Armani filed a motion to set aside the entry of default and on October 26, 2001 the court granted said motion and the entry of default was set aside. Greenland and Mr. Armani participated in mediation and as a result entered into a settlement agreement whereby Mr. Armani agreed to make certain cash payments to us and the parties entered into mutual release of all claims. Mr. Armani defaulted in his obligation to make the first cash payment and consequently, we obtained a judgment against Mr. Armani for $100,000. On or about December 3, 2003, the Company and Mr. Armani settled this matter for the sum of $60,000 and the Company received payment. .

On May 23, 2001 Arthur Kazarian, Trustee for the General Wood Investment Trust (the "Landlord") filed a Complaint in San Diego County naming Greenland as a defendant. The Complaint alleges breach of contract pursuant to the terms of the lease agreement between Greenland and the Landlord for the real property located at 1935 Avenida Del Oro, Oceanside, California and previously occupied by us. The Complaint seeks damages in the amount of approximately $500,000. Although we remain liable for the payments remaining for the term of the lease, the Landlord has a duty to mitigate said damages. We recorded a lease termination liability of $275 thousand during the year ended December 31, 2001. We entered into a settlement agreement with Arthur Kazarian, Trustee for the General Wood Investment Trust (the "Landlord") where by we agreed to pay the sum of $220,000 to the Landlord in installments payments of $20,000 in May 2002, $50,000 in October 2002 and the remaining balance in December 2002. In the event we default in any or all scheduled payments, the Landlord is entitled to a stipulated judgment of approximately $275,000. We were unable to make the scheduled payments and as a result, on July 8, 2002, the Landlord has entered a judgment lien against Greenland in the amount of $279,654.

The Company entered into an agreement with Intellicorp, Inc. ("Intellicorp") whereby Intellicorp agreed to invest $3,000,000 in exchange for seats on the board of directors and restricted shares of common stock of the Company. After making the initial payment of $500,000, Intellicorp defaulted on the balance. The Company is seeking a recovery of the unpaid $2,500,000. The defendant's ability to pay is unknown. The Company had issued 46,153,848 shares of common stock for the investment. The shares were returned back to the Company and were cancelled. A default judgment was entered against defendant IntelliCorp, IntelliGroup, and Isaac Chang. On May 16, 2003 the Court held a prove-up hearing for proof of damages. On July 17, 2003, the court entered Judgment By Default By Court and awarded the Company damages against IntelliCorp, IntelliGroup and Isaac Chang in the amount of $3,900,000 including $1,000,000 in punitive damages . Defendants time to appeal said damage award expires on or about, September 17, 2003. In the event defendants appeal the damage award the Company will respond to the appeal, if no appeal if filed, the Company will commence collection actions. There is no assurance that the Company will be successful in its collection efforts.

On July 5, 2001 Max Farrow, a formal officer of the Company, filed a Complaint in San Diego County naming Greenland Corporation, Thomas J. Beener, Intelli-Group, Inc., Intelli-Group LLC and Intelli-Corp, Inc. as defendants. The Complaint alleges breach of contract in connection with Mr. Farrow's resignation as an officer and director of the Company in January 2001. The Company and Mr. Thomas Beener, entered into a settlement agreement with Max Farrow whereby Mr. Farrow agreed to release Mr. Beener from all claims, obligations etc., in exchange for the issuance of 8 million restricted shares of Greenland Corporation common stock. The good faith settlement was approved by the court and the agreed upon consideration was delivered to Mr. Farrow. The Company entered into a settlement with Farrow whereby the Company agreed to a judgment of $125,000. However, the judgment will not be enforced until such time as efforts to collect against IntelliCorp et al, have been exhausted. In the event funds are collected from IntelliCorp. Mr. Farrow will receive the first $125,000 plus 50% of the next $200,000 collected. The Company will retain all amounts collected thereafter.

24

Fund Recovery, a temporary staffing services filed a complaint against us alleging breach of contract. A summary judgment motion is pending. We recorded the liability amount of $14 thousand in the consolidated financial statements.

John Ellis has filed an action in San Diego County against the Company seeking damages of approximately $60,000 for an alleged breach of contract action. Mr. Ellis appeared to have abandoned this action. John Ellis also filed an action in San Diego County against the Company seeking damages of approximately $60,000 for an alleged breach of contract action . In response to the action filed in San Diego County, the Company filed a motion to quash service and to compel arbitrationThe court granted the request of the Company and directed Mr. Ellis to pursue his claims in arbitration. The Company believes it has valid defenses to the allegations. The amount at issue was recorded as a liability in the consolidated financial statements.

NKS Enterprises, Inc. commenced a legal action against us in San Diego Superior Court in Vista California seeking damages in connection with the purchase and operation of a MaxCash ABM. The case was settled in December 2002. The maximum amount to be paid under the settlement is $100,000. In exchange, we will receive the MaxCash ABM sold to NKS Enterprises. The Company was unable to comply with terms of settlement and NKS has entered a judgment against the Company for $100,000. This amount was recorded as a liability in the consolidated financial statements.

On July 30, 2003, the Company commenced a legal action against CardPlus International, Inc., in Superior Court in San Diego California seeking damages in connection with the sale of five MaxCash ABM's and the licensing of the Company's CCBO back office processing software. The Company is requesting $500,000 in damages.

There are several vendors and/or trade creditors we owe money to and that have threatened litigation. We continue to attempt to resolve these matters but due to the lack of cash we are not certain that suitable arrangements can be made. These potential actions may, alone or together, have a material adverse impact on our ability to operate.

Greenland's officers and directors are aware of no other threatened or pending litigation, which would have a material, adverse effect on us. From time to time we are a defendant (actual or threatened) in certain lawsuits encountered in the ordinary course of its business, the resolution of which, in the opinion of management, should not have a material adverse effect on our financial position results of operations, or cash flows.

Operating Leases

The Company had lease agreement for its office facilities under an operating lease expiring August 14, 2003 with monthly payments of $6 thousand due at the beginning of the month. In September 2002, the Company moved into a new office space. The Company shares this office space with ITEC and does not pay any rent. The unpaid rent through the lease term was accrued in the consolidated financial statements.

Capital Leases

During 2000, the Company obtained financing for certain furniture and equipment through leases with interest rates ranging from 15.68% through 25.47%. Future minimum lease payments under the capital leases for the years ending December 31 are as follows:

25

(in thousands)

2003	$150
2004	27
2005	4

Total minimum lease payments	181
Less amount representing interest	(20)

Present value of net lease payments	161
Less current portion	(133)

Long term portion	$28

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Our Business

Greenland is a Nevada corporation formed on July 17, 1986, as Zebu, Inc. On September 11, 1994, the shareholders approved changing the name of the company to Greenland Corporation.

In May 1998 we acquired all the issued and outstanding stock of Check Central, Inc. ("Check Central"); Check Central is a wholly owned subsidiary of Greenland.

In August 2002, we organized a new, wholly-owned subsidiary, ExpertHR, Inc. as a Nevada corporation.

For the past several years, we have devoted our efforts to the development and marketing of automated check cashing products and technologies. Our MAXcash automated banking machine ("ABM") is a product similar in form to an automated teller machine ("ATM"). The first production units of the MAXcash ABM were introduced in the second quarter of fiscal 1999. Greenland has developed expertise in the point-of-sale transaction business through our efforts related to the MAXcash ABM.

In April 2001, we suspended our back-office support of its check cashing operations until such time as the integration of our Check Central software with the MAXcash operating system is complete. We have elected to resume sales of the MAXcash ABM machine without back office software support to prospective customers that elect to undertake the risks of check cashing and payroll advances.

In July 2001, we entered into an agreement with CardPlus International, Inc. Pursuant to the agreement, CardPlus purchased six MAXcash ABM's and licensed our intellectual property to establish an electronic transaction and data processing center. This transaction was the first under our strategy to pursue sales of the MAXcash ABM to customers that have their own processing capabilities.

In December 2001, we entered into a license agreement with Automated Cash Machines ("ACM") through which we licensed our intellectual property to ACM to enable ACM to have its own processing capabilities to operate MAXcash ABM units.

In August 2002, we organized a wholly-owned subsidiary, ExpertHR Inc. ExpertHR is a professional employer organization ("PEO"). The PEO business provides a broad range of services associated with staff leasing and human resources management. These include benefits and payroll administration, health and workers' compensation insurance programs, personnel records management, employer liability management, employee recruiting and selection, performance management, and training and development services.

As part of our PEO business strategy, in the first quarter of fiscal 2003, we acquired a number of PEO clients from other companies and acquired a PEO company. The first revenues from these efforts will be reported in our first quarter report for the period ending March 31, 2003.

CHANGE IN CONTROL OF GREENLAND

On January 14, 2003, Greenland Corporation ("Greenland" or the "Company") completed its sale of 19,183,390 shares of Greenland common stock, which represent sixty percent (60%) of the issued and outstanding shares of the Company,. to Imaging Technologies Corporation ("ITEC"), Accordingly, there has been a change of control.

Additionally, the Company sold warrants to purchase 95,319,510 shares of Greenland common stock to ITEC, which will represent an additional thirty percent (30%) of the issued and outstanding shares of the Company.

The sale price for the shares and the exercise of the warrants was $2,250,000 in the form of a promissory note convertible into shares of common stock of ITEC, the number of which will be determined by a formula applied to the market price of the shares at the time that the promissory note is converted.

The warrants have been exercised. 115.1 million Greenland common shares were issued to ITEC and delivered pursuant to the terms of the Closing Agreement. The conditions of the exercise of warrants pursuant to the Closing Agreement have been met. Accordingly, ITEC holds voting rights to 115.1 million shares of Greenland common stock, representing 83% of the total outstanding Greenland common shares at May 16, 2003.

Also on January 14, 2003, four new directors were elected to serve on Greenland's Board of Directors as nominees of ITEC. As of the date of this report, ITEC holds four seats of seven. Greenland's Chief Executive Officer remains in his position. ITEC's CEO serves as Chairman of Greenland's Board of Directors.

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Our current strategy is: (1) to expand our PEO business through the use of our sales force and strategic acquisitions, and (2) to continue to pursue the sales of our MAXcash ABM (including sales to PEO clients) and the licensing of our intellectual property.

Our principal executive offices are located 17075 Via Del Campo, San Diego, CA 92127. Our main phone number is (858) 451-6120.

Professional Employer Organization

We provide, through our wholly-owned ExpertHR subsidiary, comprehensive personnel management services. We provide a broad range of services, including benefits and payroll administration, health and workers' compensation insurance programs, personnel records management, and employer liability management to small and medium-sized businesses.

Administrative Functions. We perform a wide variety of processing and record keeping tasks, mostly related to payroll administration and government compliance. Specific examples include payroll processing, payroll tax deposits, quarterly payroll tax reporting, employee file maintenance, unemployment claims processing and workers' compensation claims reporting.

Benefit Plans Administration. We sponsor benefit plans including group health coverage. We are responsible for the costs and premiums associated with these plans, act as plan sponsor and administrator of the plans, negotiate the terms and costs of the plans, maintain the plans in accordance with applicable federal and state regulations, and serve as liaison for the delivery of such benefits to worksite employees.

Personnel Management. We provide a variety of personnel management services, which provide our client companies access to resources normally found in the human resources departments of larger companies. Our client companies will have access to a personnel guide, which will set forth a systematic approach to administering personnel policies and practices.

Employer Liability Management. Under our Client Services Agreement ("CSA"), we assume many employment-related responsibilities associated with administrative functions and benefit plans administration. Upon request, we can also provide our clients guidance on avoiding liability for discrimination, sexual harassment, and civil rights violations. We employ counsel specializing in employment law.

Client Service Agreement. All clients enter into our CSA, which establishes our service fee. The CSA is subject to periodic adjustments to account for changes in the composition of the client's workforce and statutory changes that affect our costs. The CSA also establishes the division of responsibilities between our Company and the client as co-employers. Pursuant to the CSA, we are responsible for personnel administration and are liable for certain employment-related government regulation. In addition, we assume liability for payment of salaries, wages (including payroll taxes), and employee benefits of worksite employees. The client retains the employees' services and remains liable for the purposes of certain government regulations.

The PEO business is growing rapidly, but profit margins are small. Consequently, profitability depends on (1) economies of scale leading to greater operating efficiencies; and (2) value-added services such as training, education, Internet support, and other services that may be used by employers and employees.

The income model for this business includes fees charged per employee. While gross profit is low, revenues are generally substantial. To this end, we have pursued acquisitions of small PEO firms. Each acquisition is expected to include retention of some existing management and staff in order to assure continuity of operations.

In April 2003, we entered into a Stock Purchase Agreement along with ITEC, to acquire an Oklahoma-based PEO company, which we have organized as ExpertHR-OK, a wholly-owned subsidiary of Greenland. The Oklahoma facilities and personnel provide a substantial amount of the administration duties associated with our PEO business, including the implementation of system software.

Also in March 2003, we entered into a Agreement and Assignment of Rights to acquire all right title and interest in and to the rights and benefits arising under or out of personal staffing agreements with the existing clients of Staff Pro Leasing, Inc and Staff Pro Leasing 2, both Michigan corporations

In February 2003, we entered into an Agreement and Assignment of Rights to acquire all right, title, and interest in and to the rights and benefits arising under or out of PEO service agreements with certain existing clients of Accord Human Resources, Inc, an Oklahoma corporation

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Competition

The PEO business is highly competitive, with approximately 900 firms operating in the U.S. There are several firms that operate on a nationwide basis with revenues and resources far greater than ours. Some large PEO companies are owned by insurance carriers; and some are public companies whose shares trade on Nasdaq, including Administaff, Inc., Team Staff, Inc., Barrett Business Services, and Staff Leasing, Inc.

Client Services Agreement

All clients enter into ExpertHR's Client Service Agreement ("CSA"). The CSA generally provides for an on-going relationship, subject to termination by us or the client upon written notice.

The CSA establishes our comprehensive service fee, which is subject to periodic adjustments to account for changes in the composition of the client's workforce and statutory changes that affect our costs. The CSA also establishes the division of responsibilities between us and our client as co-employers. Pursuant to the CSA, we are responsible for personnel administration and are liable for certain employment-related government regulation. In addition, we assume liability for payment of salaries and wages (including payroll taxes) of our worksite employees and responsibility for providing employee benefits to such persons, regardless of whether our client company makes timely payment of the associated service fee. Our client retains the employees' services and remains liable for the purposes of certain government regulations, compliance which requires control of the worksite or daily supervisory responsibility or is otherwise beyond our ability to assume. A third group of responsibilities and liabilities are shared by us and our client where such joint responsibility is appropriate.

We are responsible for: payment of wages and related tax reporting and remittance (state and federal withholding, FICA, FUTA, state unemployment); workers' compensation compliance, procurement, management and reporting; compliance with COBRA, IRCA, HIPAA and ERISA (for employee benefit plans sponsored by ExpertHR only), as well as monitoring changes in other governmental regulations governing the employer/employee relationship and updating the client when necessary; and employee benefits administration.

Our clients are responsible for: payment, through ExpertHR, of commissions, bonuses, paid leaves of absence and severance payments; payment and related tax reporting and remittance of non-qualified deferred compensation and equity-based compensation; assignment to, and ownership of, all intellectual property rights; compliance with Section-414(o) of the Internal Revenue Code regarding benefit discrimination; compliance with OSHA regulations, EPA regulations, FLSA, WARN and state and local equivalents and compliance with government contracting provisions; compliance with NLRA, including all organizing efforts and expenses related to a collective bargaining agreement and related benefits; professional licensing requirements, fidelity bonding and professional liability insurance; and products produced and/or services provided.

We are jointly responsible, with our clients, for: implementation of policies and practices relating to the employee/employer relationship; and compliance with all federal, state and local employment laws, including, but not limited to Title VII of the Civil Rights Act of 1964, ADEA, Title I of ADA, FMLA, the Consumer Credit Protection Act, and immigration laws and regulations.

Because we are a co-employer with our client companies for some purposes, it is possible that we could incur liability for violations of such laws even if it is not responsible for the conduct giving rise to such liability. The CSA addresses this issue by providing that the client will indemnify us for liability incurred to the extent the liability is attributable to conduct by the client. Notwithstanding this contractual right to indemnification, it is possible that we could be unable to collect on a claim for indemnification and may therefore be ultimately responsible for satisfying the liability in question.

Clients are required to remit their comprehensive service fees no later than one day prior to the applicable payroll date by wire transfer or automated clearinghouse transaction. Although are ultimately liable, as the employer for payroll purposes, to pay employees for work previously performed, we retain the ability to terminate the CSA and associated worksite employees or to require prepayment, letters of credit, or other collateral upon deterioration in a client's financial condition or upon non-payment by a client.

Check Cashing

We have developed proprietary software that is capable of providing support for delivery to consumers of a range of on-line financial services including check cashing, ATM, money orders and phone card dispensing services. We have developed, manufactured and has delivered limited numbers of freestanding kiosks, under the trademarked brand name MAXcash ABM. The unit is similar in appearance to an ATM machine. We acquired our base technology in May 1998, when Check Central was incorporated into Greenland as a wholly-owned subsidiary.

29

We have invested capital, time, and effort in the development and evolution of our back-office, risk management and transaction support software systems. Due to shortages of working capital and litigation with a key supplier, we altered our plans for ongoing development, production, and marketing of the MAXcash ABM system. However, we believe that there is further opportunity to market the MAXcash ABM kiosk through PEO customers of our ExpertHR subsidiary; and to clients of other PEO companies in order to provide check cashing and other automated banking services to employees.

In the past, our strategy has been oriented around two revenue streams: (1) sales of the MAXcash ABM and (2) fees earned in connection with the various banking services provided on each of the machines in operation. However, without sufficient numbers of machines in the field, this revenue stream has not produce material results.

While we are optimistic that we can successfully produce and sell MAXcash ABM kiosks to PEO clients (ours and others), there can be no assurance that we will achieve our goals in this regard.

The markets for our check cashing products and services are highly competitive. Our ability to compete in our markets depends on a number of factors, including selling prices, product performance, product distribution, marketing ability, and customer support. A key element of our strategy is to provide competitively priced, quality products and services.

Dependence on one or a few customers

There is no one customer over 5% of the business.

Government Regulation

We are subject to regulation in several jurisdictions in which we operate, including jurisdictions that regulate check cashing fees and payday advance fees. We are subject to federal and state regulations relating to the reporting and recording of certain currency transactions. There can be no assurance that additional state or federal statutes or regulations will not be enacted at some future date which could inhibit the ability of us to expand, significantly decrease the service charges for check cashing and/or other services, or prohibit or more stringently regulate the sale of certain goods which could cause a significant adverse effect on our future prospects. States have different licensing requirements. Some states require that the owner of a check-cashing machine obtain the license; others require that the provider of the cash in the machine ("vault cash") obtain a license or the possessor of the machine obtain the license or that we, jointly with the owner, possessor, or vault cash provider obtain a license. Certain states require that the entity to be licensed maintain certain levels of liquid assets for each location at which a machine is placed.

Under the bank Secrecy Act regulations of the U.S. Department of the Treasury (the "Treasury Department"), transactions involving currency in an amount greater than $10,000 or the purchase of monetary instruments for cash in amounts from $3,000 to $10,000 must be recorded. In general, every financial institution, including Greenland, must report each deposit, withdrawal, exchange of currency or other payment or transfer, whether by, through or to the financial institution, that involves currency in an amount greater than $10,000. In addition, multiple currency transactions must be treated as single transactions if the financial institution has knowledge that the transactions are by, or on behalf of any person and result in either cash in or cash out totaling more than $10,000 during any one business day.

There can be no assurance that additional local, state or federal legislation will not be enacted or that existing laws and regulations will not be amended which could have a material adverse effect on our operations and financial condition. (Also see "Risks and Uncertainties.")

Number of Total Employees and Number of Full Time Employees

We have 27 full time employees.

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Management

The directors and executive officers of Greenland, their ages and positions with the Company as of December 31, 2002 are as follows:

NAME	AGE	SINCE	DIRECTOR TITLE

Thomas Beener	53	1999	Director and Chief Executive Officer

Brian Bonar	55	2003	Chairman of the Board of Directors

Richard H. Green	66	2003	Director

Robert A. Dietrich	57	2003	Director

Eric W. Gaer	54	2003	Director

Gene Cross	66	1998	Director

George Godwin	66	1998	Director

Thomas Beener, has served as Chief Executive Officer since 2001. He joined the Company in 1998 as General Counsel and Secretary; and became a Director in January 1999. Mr. Beener has an extensive background in securities law. He is a Corporate/Securities Attorney with experience in public company counsel work, corporate, public offerings and private placements, securities compliance, mergers and acquisitions, technology licensing agreements, and broker/dealer compliance and operations. Mr. Beener founded, and for nine years managed, an NASD Broker/Dealer firm and has served as in-house counsel and corporate secretary to a NASDAQ listed companies and served as member of board of directors to NASDAQ listed companies.

Brian Bonar became Chairman of the Board of Directors of the Company upon the closing of the acquisition of controlling interest by ITEC. He has been a director of ITEC since 1995 and became ITEC's Chairman in December 1999. He was appointed President of ITEC in 1997, and CEO the following year. He also serves as Chairman of Quik Pix, Inc. and The Amanda Company. From 1991 to 1992, Mr. Bonar was Vice President of Worldwide Sales and Marketing for Bezier Systems, Inc., a San Jose, California-based manufacturer and marketer of laser printers. From 1990 to 1991, he was Worldwide Sales Manager for Adaptec, Inc., a San Jose-based laser printer controller developer. From 1988 to 1990, Mr. Bonar was Vice President of Sales and Marketing for Rastek Corporation, a laser printer controller developed located in Huntsville, Alabama. From 1984 to 1988, Mr. Bonar was employed as Executive Director of Engineering at QMS, Inc., an Alabama-based developer and manufacturer of high-performance color and monochrome printing solutions. Prior to these positions, Mr. Bonar was employed by IBM, U.K. Ltd. for approximately 17 years.

Dr. Richard H. Green joined the Greenland Board of Directors in January 2003 following the close of the acquisition of controlling interest by ITEC. He has served as a director of ITEC since September 2000. Dr. Green is currently the President of International Power & Environmental Company (IPEC), a consulting company located in San Diego, California. From 1993 through 1995, he served as Deputy Secretary of the State of California Environmental Protection Agency (Cal/EPA). From 1988 through 1993 Dr. Green served as Manager of Program Engineering and Review Office in the Office of Technology and Applications at the Jet Propulsion Laboratory (JPL) in Pasadena, California, where he had held various management positions since 1967. From 1965 through 1967, Dr. Green served as Senior Engineer for The Boeing Company, Space Division. From 1983 through 1985, Dr. Green held the Corwin D. Denny Chair as Professor of Energy and Director of the Energy Institute at the University of LaVerne, and from 1961 through 1964 served as Assistant Professor of Civil Engineering (Environmental Sciences) at Washington State University. Dr. Green currently is a member of the Governing Board of Pasadena City College. Dr. Green completed his bachelor's degree at Whitman College in 1958, his Master of Science at Washington State University in 1961, and his Ph.D. at Washington State University, under a United States Public Health Services Career Development Award, in 1965.

Robert A. Dietrich joined the Greenland Board of Directors in January 2003 following the close of the acquisition of controlling interest by ITEC. He has served as a director of ITEC since January 2000. Mr. Dietrich is President and CEO of Cyberair Communications Inc., a privately-held telecommunications company with strategic interests in Internet communications and "bandwidth" expansion technologies, as well as domestic and international telephone services, in Irvine, California. Recently, Mr. Dietrich was named President and CEO of Semper Resources Corporation, a public natural resources holding company in Irvine, California. From 1996 to 2000, Mr. Dietrich was Managing Director and CFO of Ventana International, Ltd., Irvine, California, a venture capital and private investment banking firm. From 1990 to 1994, Mr. Dietrich was Vice President and Chief Financial Officer of CEI, Inc., in Santa Ana, California, a commercial furnishings firm, prior to joining Ventana. Mr. Dietrich is a graduate of the University of Notre Dame, with a bachelor's degree in accounting, and the University of Detroit, with a master's degree in finance. He served as a lieutenant in the U.S. Navy's Atlantic Command Operations Control Center.

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Eric W. Gaer joined the Greenland Board of Directors in January 2003 following the close of the acquisition of controlling interest by ITEC. He has served as a director ITEC since March 2000. Since 1998, Mr. Gaer has been the President and CEO of Arroyo Development Corporation, a privately-held, San Diego-based management consulting company. From 1996 to 1998, he was Chairman, President and CEO of Greenland. In 1995, he was CEO of Ariel Systems, Inc., a privately-held engineering development company in Vista, California. Over the past 28 years, Mr. Gaer has served in executive management positions at a variety of high-technology companies, including ITEC, Daybreak Technologies, Inc., Venture Software, Inc., and Merisel, Inc. In 1970, he received a Bachelor of Arts degree in mass communications from California State University, Northridge.

Gene Cross, has served as Director of the Company since June 1998. Previously, Mr. Cross was Executive Vice President and Chief Financial Officer of BWIP International, Inc., a large industrial manufacturing company. Mr. Cross has been a consultant to a variety of companies involved in high technology development and manufacturing.

George Godwin, has served as Director of the Company since June 1998. Mr. Godwin was formerly Vice President, Nuclear Business Unit of BWIP International, Inc. a large industrial manufacturing company. Mr. Godwin formerly held the positions of General Manager and Regional Sales Manager of a BWIP division serving the utility industry. Mr. Godwin holds a degree in industrial engineering from Tennessee Tech and has also extended management studies at UCLA and the University of Michigan.

EXECUTIVE OFFICERS

The executive officers of the Company as of the date of this filing, are as follows:

NAME	AGE	POSITION

Thomas Beener	53	Chief Executive Officer

Brian Bonar	55	Chairman of the Board

Mssrs. Bonar and Downey became officers of the Company in January 2003 following the acquisition of controlling interest in the Company.
EXECUTIVE COMPENSATION.

SUMMARY COMPENSATION TABLE
	LONG TERM ANNUAL
		COMPENSATION	COMPENSATION AWARDS (4)

	FISCAL YEAR	OTHER ANNUAL SALARY	OPTIONS/ BONUS	OTHER COMPENSATION	SARS(#)	COMP
NAME AND PRINCIPAL POSITION.

Thomas Beener.	2002	-	-	-	4,500,000	-
Chief Executive Officer	2001	72,964	-	-	325,005	-
	2000	______

Thomas Hyde, Jr. (1)	2002	20,833	-	280,000	-	-
Chief Executive Officer (5)	2001	26,042	-	-	-	-
	2000	______

Louis T. Montulli (2)	2002	-	-	-	-	-
Chief Executive Officer	2001	11,575	-	-	144,005	-
	2000	______

Max Farrow (3)	2002	-	-	-	-	-
President	2001	15,537	-	-	21,335
	2000	______

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(1) Mr. Hyde resigned from the Company in April 12, 2002.
(2) Mr. Montulli resigned from the Company in January 2001.
(3) Mr. Farrow resigned from the Company in January 2001.
(4) As adjusted for 1:50 reverse split in September 2002.
(5) Mr. Hyde's other compensation was related to severance pay, paid in shares of Greenland common stock.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information on Options/SARs granted in the 2002 Fiscal Year to the Named Officers.

	NUMBER OF SECURITIES UNDERLYING OPTIONS/SARS GRANTED(#)	PERCENT OF TOTAL OPTIONS/SARS GRANTED TO EMPLOYEES IN	POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF EXERCISE OR BASE PRICE FISCAL YEAR	STOCKPRICE EXPIRATION ($/SHARE)	APPRECIATION FOR DATE	OPTION TERM(2)
NAME	(1)

	5%($)	10%($)

Thomas Beener	4,500,00	032%	.0035	N/A	$2,250	$4,500

(1) Warrants/options are immediately exercisable from date of grant.
(2) Calculated based on the closing price of the Company's common stock on March 31, 2003 ($0.01).

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

The following table provides information on option exercises in the 2002 Fiscal Year by the Named Officers and the value of such Named Officers' unexercised options at December 31, 2002. Warrants to purchase Common Stock are included as options. No stock appreciation rights were held by them at the end of the 2002 Fiscal Year.

NAME	SHARES ACQUIRED ON EXERCISE(# )	VALUE REALIZED ($)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS/SARSATFY-END(#)	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS/SARS AT FISCAL YEAR END($)(1)

	EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE

Thomas Beener	-	-	4,825,005	-	$48,250	$-

(1) At the 2002 fiscal year end, the closing price of the Common Stock on that date as quoted by the NASD Electronic Bulletin Board was $0.01. Share amounts have been adjusted for the 1-for-50 reverse split in September 2002

COMPENSATION OF DIRECTORS

None.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

None

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

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The Compensation Committee currently consists of Messrs. Gaer and Green. None of these individuals was an officer or employee of the Company at any time during the 2002 fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information known to the best of the Company's knowledge with respect to the beneficial ownership of Common Stock as of September 30, 2003, by (i) all persons who are beneficial owners of five percent (5 percent) or more of the Common Stock, (ii) each director, and (iii) all current directors and executive officers individually and as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

NAME	NO. SHARES	PERCENT OF CLASS (1)

Thomas Beener (2)	9,825,005	59%

Brian Bonar (3)	3,007,500	18%

Richard Green (4)	2,500,000	15%

Robert Dietrich (4)	2,500,000	15%

Eric Gaer (4)	2,748,000	17%

George Godwin(4)	3,012,000	18%

Gene Cross (4)	4,509,000	27%

Alpha Capital AG (6)(7)	97,049,614	371%

Gamma Opportunity Capital

Partners, LP (8)(9)	29,114,885	131%

All current directors and

executive officers

(group of 7) (5)	28,101,505	171%

(1) Percentage of ownership is based on 164,401,875 shares of Common Stock outstanding on September 30, 2003. Shares of Common Stock subject to stock options, warrants and convertible securities which are currently exercisable or convertible or will become exercisable or convertible within 60 days after September 30, 2003 are deemed outstanding for computing the percentage of the person or group holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person or group.

Pursuant to an Agreement to Acquire Shares with ITEC, shareholders approved the sale of 115,102,900 shares to ITEC, which is equivalent to 90% ownership of the issued and outstanding shares at August 9, 2002. At September 30, 2003, the ITEC-owned shares account for 84% of the total issued and outstanding shares.

(2) Including options now exercisable to purchase 5,000,000 shares of Greenland common stock at $.01 per share, 4,500,000 shares of Greenland common stock at $.0035 per share, 90,000 shares of Greenland common stock (does not include compensation owed Mr. Beener of approximately $250,000 which may be paid in the form of cash, stock and/or stock options).

(3) Includes warrants to purchase 3,000,000 shares that are currently exercisable or will become exercisable within 60 days after September 30, 2003.

(4) Includes warrants to purchase 2,500,000 shares that are currently exercisable or will become exercisable within 60 days after September 30, 2003.

(5) Includes warrants to purchase 18,000,000 shares that are currently exercisable or will become exercisable within 60 days after September 30, 2003.

(6) Alpha Capital Aktiengesellschaft: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Konard Ackerman may be deemed the control person of the shares owned by such entity. ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Ackerman. Mr. Ackerman disclaims beneficial ownership of the shares of common stock being registered hereto.

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(7) 38,461,538 shares of common stock pursuant to $500,000 in Convertible Debentures converted at sixty five percent (65%) of the current stock price of $0.02 plus 13,461,538 shares of common stock pursuant to a class A warrant, 6,665,000 shares of common stock pursuant to a class B warrant plus 38,461,538 shares of common stock to provide for the fluctuation in stock prices related to the convertible debenture.

(8) Gamma Opportunity Capital Partners, LP: In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Gamma Capital Advisors, Ltd., an Anguilla, British West Indies company, is the general partner to the stockholder Gamma Opportunity Capital Partners, LP, a Cayman Islands registered limited partnership, with the power to vote and dispose of the common shares being registered on behalf of the stockholder. As such, Gamma Capital Advisors, Ltd. may be deemed to be the beneficial owner of said shares. Christopher Rossman and Jonathan P. Knight, PhD. are the Directors of Gamma Capital Advisors, Ltd., each possessing the power to act on its behalf. Gamma Capital Advisors, Ltd., Christopher Rossman and Jonathan P. Knight, PhD. each disclaim beneficial ownership of the shares of common stock being registered hereto.

(9) 11,538,462 shares of common stock pursuant to a $150,000 in Convertible Debentures converted at sixty five percent (65%) of the current stock price of $0.02 plus 4,038,461 shares of common stock pursuant to a class A warrant, 1,199,500 shares of common stock pursuant to a class B warrant plus 11,538,461 shares of common stock to provide for the fluctuation in stock prices related to the convertible debenture.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Year 2001

10,800,000 shares were issued to Thomas Beener at $0.020 per share pursuant to a compensation plan. These shares were valued at $216,000.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

Year 2002

10,000,000 shares were issued to Thomas Beener at $0.0026 per share in payment for services valued at $26,000.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

Year 2003

500,000 shares were issued to Thomas Beener at $0.0086 per share in payment for consulting services valued at $4,300.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

176,296 shares were issued to Thomas Beener at $0.0027 per share in payment of interest on a loan to us valued at $476.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

740,740 shares were issued to Thomas Beener at $0.0027 per share as a payment on a loan to us valued at $2,000.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

1,082,964 shares were issued to Thomas Beener at $0.0074 per share in payment for consulting services valued at $7,992.27. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 500,000,000 shares of Common Stock at $.001 par value, of which 164,401,875 shares are issued and outstanding at September 30, 2003.

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The following is a description of the securities of GRLC taken from provisions of our Company’s Articles of Incorporation and By-laws, each as amended. The following description is a summary of the material terms in our articles of incorporation and bylaws, as currently in effect.

Common Stock

The holders of the common stock are entitled to cast one vote for each share held of record on all matters presented to stockholders. The holders of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of our directors can elect all of the directors, and in such an event, the holders of the remaining shares will be unable to elect any of our directors.

Our certificate of incorporation does not provide that the holders of common stock have any preemptive right.

The holders of the outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may from time to time determine, subject to the rights of the holders of our preferred stock. Upon our liquidation, dissolution, or winding up, our assets, which are legally available for distribution to the stockholders, will be distributed equally among the holders of the shares.

We have never paid any cash dividends on the common stock. Future cash dividends, if any, will be at the discretion of our Board of Directors and will depend upon, among other things, our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and such other factors as the Board of Directors may deem relevant.

Warrants and Options:

On October 20, 2003, GRLC issued to Alpha Capital Aktiengesellschaft: one Class A Warrant to purchase up to 13,461,358 shares of common stock of GRLC at a per share exercise price of $0297, and one Class B Warrant to purchase up to 6,665,000 shares of common stock of GRLC at a per share exercise price of $0.50. GRLC also issued to Gamma Opportunity Capital Partners, LP: one Class A Warrant to purchase up to 4,038,461 shares of common stock of GRLC at a per share exercise price of $0297, and one Class B Warrant to purchase up to 1,999,500 shares of common stock of GRLC at a per share exercise price of $0.50. These warrants were issued in connection with the October 20, 2003, $650,000 aggregate convertible note.

These warrants will expire in five years. The underlying shares of this warrant are being registered in this registration statement.

Penny Stock Disclosure Requirements :

See discussion in risk factor section, page 8, with the heading "Penny Stock issues may be difficult for an investor to dispose of."

SELLING SHAREHOLDERS

Shares Eligible for Future Sale

On the date of this offering, GRLC has 164,401,875 shares of Common Stock outstanding. Sales of a substantial number of shares of GRLC’s Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. GRLC is registering with this document 126,164,499 shares of Common Stock for resale, all of which will be freely tradable without restriction or further registration under the Securities Act. 100,000,000 of the underlying common shares that are being registered through this document pertain to the 8%, $650,000 convertible debenture held in part by Alpha Capital Aktiengesellschaft and in part by Gamma Opportunity Capital Partners, LP.

36

The Shares being offered for resale by our Selling Stockholders are issuable in accordance with § 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"),

Recent Financing

On October 20, 2003, GRLC entered into a Subscription Agreement for up to $650,000 whereby we issued $173,000 in convertible debentures; $133,000 to Alpha Capital Aktiengesellschaft and $40,000 to Gamma Opportunity Capital Partners, LP, with the remaining $477,000 in convertible debentures; $367,000 to Alpha Capital Aktiengesellschaft and $110,000 to Gamma Opportunity Capital Partners, LP, to be issued within five (5) business days after the actual effectiveness of this Registration Statement. Additionally, GRLC issued in conjunction with these convertible debentures Class A and Class B stock purchase warrants to both Alpha Capital Aktiengesellschaft and Gamma Opportunity Capital Partners, LP, which are described in further detail on page 32 of this prospectus under the heading "warrants and options."

The October 20, 2003 convertible debentures can be converted into shares of GRLC common stock at a per share conversion price equal to the lesser of $.025, or sixty-five percent (65%) of the average of the three lowest closing bid prices of the Common Stock for the thirty (30) trading days preceding the Subscription Agreement.

Each holder of the 8% convertible debentures (Alpha Capital Aktiengesellschaft and Gamma Opportunity Capital Partners, LP) may not convert its securities into shares of GRLC’s common stock if after the conversion, such holder, together with any of its affiliates, would beneficially own over 9.99% of the outstanding shares of GRLC’s common stock. Each holder may waive this percent ownership restriction not less than 61 days’ notice to GRLC. Since the number of shares of GRLC’s common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of GRLC’s common stock prior to a conversion, the actual number of shares of GRLC’s common stock that will be issued under the debentures owned by Alpha Capital Aktiengesellschaft and Gamma Opportunity Capital Partners, LP cannot be determined at this time. Because of this fluctuating characteristic, we agreed to register a number of shares of GRLC’s common stock that exceeds the number of GRLC’s shares of common stock which based on the current GRLC stock price would be required if the convertible debentures were converted at this time.

Selling Shareholder Table

The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholder. We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholder nor will we receive proceeds from the exercise of the warrants.

Assuming the Selling Stockholder sells all the shares registered below, the Selling Stockholder will no longer continue to own any shares of our Common Stock.

The following table also sets forth the name of the person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by such person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock such person will own after the offering, assuming he sells all of the shares offered.

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Selling Stockholder	Shares Beneficially * Owned Prior to the Offering		Shares Offered For Sale (4)	Shares Beneficially Owned After Offering If All Offered Shares Are Sold

	(Number of Shares Percentage) (1)			Number of Shares	Percentage

Alpha Capital Aktiengesellschaft (2)	16,275,785	9.99%	97,049,614	0	0%
Gamma Opportunity Capital
Capital Partners, LP (3)	16,275,785	9.99%	29,114,885	0	0%

* The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

Both Alpha Capital Aktiengesellschaft and Gamma Opportunity Capital Partners, LP do not hold any position or office, or has had any material relationship with us or any of our affiliates within the past three years.

The selling shareholders are not a broker-dealers or affiliates of a broker-dealer.

(1)  Percentages are based on 164,401,875 shares of our common stock outstanding as of September 30, 2003 .

(2) Concerning ALPHA Capital AG: 38,461,538 shares of common stock pursuant to $500,000 in
Convertible Debentures converted at sixty five percent (65%) of the current stock price of $0.02 plus 13,461,538 shares of common stock pursuant to a class A warrant, 6,665,000 shares of common stock pursuant to a class B warrant plus 38,461,538 shares of common stock to provide for the fluctuation in stock prices related to the convertible debenture.

(3)   Concerning Gamma Opportunity Capital Partners, LP: 11,538,462 shares of common stock pursuant to a $150,000 in Convertible Debentures converted at sixty five percent (65%) of the current stock price of $0.02 plus 4,038,461 shares of common stock pursuant to a class A warrant,
1,199,500 shares of common stock pursuant to a class B warrant plus 11,538,461 shares of common stock to provide for the fluctuation in stock prices related to the convertible debenture.

(4)  This column represents the total number of shares of common stock that each selling security holder intends to sell based on the current market price at the time the registration statement was first filed.

Plan of Distribution

Each selling stockholders will most likely sell their shares on the open market. Our stock is quoted on the OTCBB under the symbol GRLC.

Therefore, the selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

  Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.
  Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.
  Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.
  An exchange distribution following the rules of the applicable exchange

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  Privately negotiated transactions
  Short sales or sales of shares not previously owned by the seller
  Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share
  A combination of any such methods of sale any other lawful method

The selling stockholders may also engage in:

  Short selling against the box, which is making a short sale when the seller already owns the shares.
  Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.
  Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

Because the following selling shareholders are "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, they will be subject to the prospectus delivery requirements:

  Alpha Capital Aktiengesellschaft
  Gamma Opportunity Capital Partners, LP

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We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify GRLC and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

Legal Proceedings

Greenland, along with Seren Systems ("Seren"), its then current and primary software developer and supplier for its own ABM terminals, was in the process of completing development of the check cashing service interface to the Mosaic Software host system being implemented to support a large network of V.com terminals. In September 2000, Seren unilaterally halted testing and effectively shut-down any further check cashing development for the V.com project. The parties participating in this project may have been financially damaged, related to the delay in performance by Greenland and Seren. None of the parties have brought suit against us and/or Seren at this time. There is no assurance, however, that such suit(s) will not be brought in the future.

On May 23, 2001 we filed a Complaint in San Diego County naming Michael Armani as the defendant. We allege breach of contract by Michael Armani in connection with two separate stock purchase agreements. We seek damages in the amount of $474,595. On August 7, 2001 we filed a request for Entry of Default against Mr. Armani in the amount of $474,595 and the court granted entry of default. Subsequently Mr. Armani filed a motion to set aside the entry of default and on October 26, 2001 the court granted said motion and the entry of default was set aside. Greenland and Mr. Armani participated in mediation and as a result entered into a settlement agreement whereby Mr. Armani agreed to make certain cash payments to us and the parties entered into mutual release of all claims. Mr. Armani defaulted in his obligation to make the first cash payment and consequently, we obtained a judgment against Mr. Armani for $100,000. On or about December 3, 2003, the Company and Mr. Armani settled this matter for the sum of $60,000 and the Company received payment.

On May 23, 2001 Arthur Kazarian, Trustee for the General Wood Investment Trust (the "Landlord") filed a Complaint in San Diego County naming Greenland as a defendant. The Complaint alleges breach of contract pursuant to the terms of the lease agreement between Greenland and the Landlord for the real property located at 1935 Avenida Del Oro, Oceanside, California and previously occupied by us. The Complaint seeks damages in the amount of approximately $500,000. Although we remain liable for the payments remaining for the term of the lease, the Landlord has a duty to mitigate said damages. We recorded a lease termination liability of $275 thousand during the year ended December 31, 2001. We entered into a settlement agreement with Arthur Kazarian, Trustee for the General Wood Investment Trust (the "Landlord") where by we agreed to pay the sum of $220,000 to the Landlord in installments payments of $20,000 in May 2002, $50,000 in October 2002 and the remaining balance in December 2002. In the event we default in any or all scheduled payments, the Landlord is entitled to a stipulated judgment of approximately $275,000. We were unable to make the scheduled payments and as a result, on July 8, 2002, the Landlord has entered a judgment lien against Greenland in the amount of $279,654.

The Company entered into an agreement with Intellicorp, Inc. ("Intellicorp") whereby Intellicorp agreed to invest $3,000,000 in exchange for seats on the board of directors and restricted shares of common stock of the Company. After making the initial payment of $500,000, Intellicorp defaulted on the balance. The Company is seeking a recovery of the unpaid $2,500,000. The defendant's ability to pay is unknown. The Company had issued 46,153,848 shares of common stock for the investment. The shares were returned back to the Company and were cancelled. A default judgment was entered against defendant IntelliCorp, IntelliGroup, and Isaac Chang. On May 16, 2003 the Court held a prove-up hearing for proof of damages. On July 17, 2003, the court entered Judgment By Default By Court and awarded the Company damages against IntelliCorp, IntelliGroup and Isaac Chang in the amount of $3,900,000 including $1,000,000 in punitive damages . Defendants time to appeal said damage award expires on or about, September 17, 2003. In the event defendants appeal the damage award the Company will respond to the appeal, if no appeal if filed, the Company will commence collection actions. There is no assurance that the Company will be successful in its collection efforts.

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On July 5, 2001 Max Farrow, a formal officer of the Company, filed a Complaint in San Diego County naming Greenland Corporation, Thomas J. Beener, Intelli-Group, Inc., Intelli-Group LLC and Intelli-Corp, Inc. as defendants. The Complaint alleges breach of contract in connection with Mr. Farrow's resignation as an officer and director of the Company in January 2001. The Company and Mr. Thomas Beener, entered into a settlement agreement with Max Farrow whereby Mr. Farrow agreed to release Mr. Beener from all claims, obligations etc., in exchange for the issuance of 8 million restricted shares of Greenland Corporation common stock. The good faith settlement was approved by the court and the agreed upon consideration was delivered to Mr. Farrow. The Company entered into a settlement with Farrow whereby the Company agreed to a judgment of $125,000. However, the judgment will not be enforced until such time as efforts to collect against IntelliCorp et al, have been exhausted. In the event funds are collected from IntelliCorp. Mr. Farrow will receive the first $125,000 plus 50% of the next $200,000 collected. The Company will retain all amounts collected thereafter.

Fund Recovery, a temporary staffing services filed a complaint against us alleging breach of contract. A summary judgment motion is pending. We recorded the liability amount of $14 thousand in the consolidated financial statements.

John Ellis has filed an action in San Diego County against the Company seeking damages of approximately $60,000 for an alleged breach of contract action. Mr. Ellis appeared to have abandoned this action. John Ellis also filed an action in San Diego County against the Company seeking damages of approximately $60,000 for an alleged breach of contract action . In response to the action filed in San Diego County, the Company filed a motion to quash service and to compel arbitrationThe court granted the request of the Company and directed Mr. Ellis to pursue his claims in arbitration. The Company believes it has valid defenses to the allegations. The amount at issue was recorded as a liability in the consolidated financial statements.

NKS Enterprises, Inc. commenced a legal action against us in San Diego Superior Court in Vista California seeking damages in connection with the purchase and operation of a MaxCash ABM. The case was settled in December 2002. The maximum amount to be paid under the settlement is $100,000. In exchange, we will receive the MaxCash ABM sold to NKS Enterprises. The Company was unable to comply with terms of settlement and NKS has entered a judgment against the Company for $100,000. This amount was recorded as a liability in the consolidated financial statements.

On July 30, 2003, the Company commenced a legal action against CardPlus International, Inc., in Superior Court in San Diego California seeking damages in connection with the sale of five MaxCash ABM's and the licensing of the Company's CCBO back office processing software. The Company is requesting $500,000 in damages.

There are several vendors and/or trade creditors we owe money to and that have threatened litigation. We continue to attempt to resolve these matters but due to the lack of cash we are not certain that suitable arrangements can be made. These potential actions may, alone or together, have a material adverse impact on our ability to operate.

Greenland's officers and directors are aware of no other threatened or pending litigation, which would have a material, adverse effect on us. From time to time we are a defendant (actual or threatened) in certain lawsuits encountered in the ordinary course of its business, the resolution of which, in the opinion of management, should not have a material adverse effect on our financial position results of operations, or cash flows.

Experts

The financial statements of Greenland Corporation at December 31, 2002 and 2001 as appeared in the prospectus.

The financial statements of GRLC at December 31, 2002, appearing in this Prospectus and Registration Statement have been audited by Kabani & Company, Inc., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Legal Matters

Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Naccarato & Associates, Owen Naccarato, Esq.

Other Available Information

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We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to: Thomas J. Beener

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this Prospectus. This Prospectus does not contain all of the information that is the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.
Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov . Visitors to the site may access such information by searching the EDGAR archives on this web site.

We have not authorized anyone to provide you with any information that is different.

The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

The information contained in this Prospectus is accurate as of the date of this prospectus. We will keep this prospectus up to date and accurate.

Financial Statements

Our Financial Statements begin on page F-1

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Greenland Corporation

Report on Form 10-KSB
Year Ended December 31, 2002

Report of independent accountants	F-2

Consolidated balance sheet as of December 31, 2002..	F-3

Consolidated statements of operations for the years ended
December 31, 2002 and 2001	F-4

Consolidated statements of stockholders' equity (deficit) for the
years ended December 31, 2002 and 2001	F-6

Consolidated statements of cash flows for the years ended
December 31, 2002 and 2001	F-9

Notes to consolidated financial statements	F-11

INDEPENDENT AUDITORS' REPORT
To the Stockholders and Board of Directors Greenland Corporation

We have audited the accompanying consolidated balance sheet of Greenland Corporation, a Nevada Corporation and subsidiary (the "Company") as of December 31, 2002 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Greenland Corporation and subsidiary as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $32,236 thousand including net losses of $5,714 thousand and $5,234 thousand for the years ended December 31, 2002 and 2001, respectively. The Company has a working capital deficiency of $3,197 thousand on December 31, 2002. These factors as discussed in Note 5 to the consolidated financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
March 31, 2003

GREENLAND CORPORATION
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2002

(in thousands, except share amounts)

ASSETS

CURRENT ASSETS:
Cash & cash equivalents	$4

PROPERTY AND EQUIPMENT, net	90

DEPOSITS	18

$112

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$772
Accrued expense	1,673
Note payable	379
Note payable-related party	245
Current maturities of obligations under capital lease	133

Total current liabilities	3,202

Long term debt	-
Obligations under capital lease less current maturities	28

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS' DEFICIT
Convertible Preferred Class A stock, $.001 par value;
Authorized shares 10,000, issued and outstanding share 0	-
Common stock, $.001 par value; authorized shares
500,000,000, 12,789,281 shares issued and outstanding.	471
Additional paid in capital	29,249
Subscribed shares and receivables	(602)
Accumulated deficit	(32,236)

Total stockholders' deficit	(3,118)

112

The accompanying notes are an integral part of these consolidated financial statements.

GREENLAND CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

(in thousands)	2002

Net Revenues	$-

Cost of revenues	-

Gross loss .	-

Operating Expenses	2,374

Loss from operations	(2,374)

Non-operating income (expense):
Inventory obsolescence	(146)
Loss on sale of investments	-
Impairment of investment	-
Impairment of intangible assets	(2,213)
Impairment of asset	(300)
Litigation	(160)
Loss on sale of assets	(3)
Loss on termination of lease	(65)
Gain on sale of asset	150
Interest expense	(117)

Total non-operating income (expense)	(2,854)

Loss before income tax and extraordinary item.	(5,228)

Provision for income tax	2

Net Loss before extraordinary item	(5,230)

Extraordinary item - loss on settlement of debts	(484)

Net loss	(5,714)

Beneficial conversion feature of preferred stock	-

Comprehensive loss	$(5,714)

Basic and diluted weighted average number of shares
of common stock outstanding	6,634

Basic and diluted net loss per share:

Loss before extraordinary item	$(0.79)
Extraordinary item	(0.07)
Beneficial conversion feature of preferred stock	-

Net loss applicable to common shareholder	$(0.86)

The accompanying notes are an integral part of these consolidated financial statements.

(in thousands)	2001

Net Revenues	$523

Cost of revenues	876

Gross loss	(353)

Operating Expenses	3,676

Loss from operations	(4,029)

Non-operating income (expense):
Inventory obsolescence	-
Loss on sale of investments	(397)
Impairment of investment	(150)
Impairment of intangible assets	-
Impairment of asset	-
Litigation	-
Loss on sale of assets	(66)
Loss on termination of lease	(275)
Gain on sale of asset	46
Interest expense	(134)

Total non-operating income (expense)	(976)

Loss before income tax and extraordinary item	(5,005)

Provision for income tax	2

Net Loss before extraordinary item	(5,007)

Extraordinary item - loss on settlement of debts	(77)

Net loss	(5,084)

Beneficial conversion feature of preferred stock	(150)

Comprehensive loss	$(5,234)

Basic and diluted weighted average number of shares
of common stock outstanding	2,444

Basic and diluted net loss per share:

Loss before extraordinary item	$(2.05)
Extraordinary item	(0.03)
Beneficial conversion feature of preferred stock.	(0.06)

Net loss applicable to common shareholder	$(2.14)

The accompanying notes are an integral part of these consolidated financial statements.

GREENLAND CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

(thousands)	SUBSCRIBED	ACCUMULATED
	PREFERRED STOCK	COMMON STOCK
	ADDITIONAL	SUBSCRIBED
	SHARES	AMOUNT

BALANCE AT DECEMBER 31, 2000	-	$-

Shares issued for investment, 60 shares	-	-

Shares issued to purchase assets	-	-

Shares issued for settlement of debts	37	2

Shares issued for services	-	-

Shares issued for salaries & reimbursement	178	13

Subscribed shares issued	-	-

Warrants to purchase shares	-	-

Exercised warrants & options	-	-

Cancellation of shares	(8)	(1)

Options issued for services	-	-

Sale of marketable securities	-	-

Beneficial conversion feature of preferred stock	-	-

Receipt of investment	-	-

Net loss for the year	-	-

BALANCE AT DECEMBER 31, 2001	-	-

Shares cancelled	-	-

Shares issued for settlement of debts	-	-

Shares issued for services	-	-

Shares issued for salaries & reimbursement	-	-

Subscribed shares unissued	-	-

Shares issued for legal settlement	-	-

Exercised warrants & options	-	-

Stock pptions issued for comp and services	-	-

Shares issued for prepaid expense	-	-

Net loss for the year	-	-

BALANCE AT DECEMBER 31, 2002	-	$-

The accompanying notes are an integral part of these consolidated financial statements.

GREENLAND CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

(thousands)
	PREFERRED STOCK	COMMON STOCK
	PAID-IN	SUBSCRIBED
	SHRS	AMT

BALANCE AT DECEMBER 31, 2000	-$	-

Shares issued for investment, 60 shares	-	-

Shares issued to purchase assets	-	-

Shares issued for settlement of debts.	37	2

Shares issued for services	-	-

Shares issued for salaries & reimbursement	178	13

Subscribed shares issued	-	-

Warrants to purchase shares	-	-

Exercised warrants & options	-	-

Cancellation of shares	(8)	(1)

Options issued for services	-	-

Sale of marketable securities	-	-

Beneficial conversion feature of preferred stock	-	-

Receipt of investment	-	-

Net loss for the year	-	-

BALANCE AT DECEMBER 31, 2001	-	-

Shares cancelled	-	-

Shares issued for settlement of debts	-	-

Shares issued for services	-	-

Shares issued for salaries & reimbursement	-	-

Subscribed shares unissued	-	-

Shares issued for legal settlement	-	-

Exercised warrants & options	-	-

Stock pptions issued for comp and services	-	-

Shares issued for prepaid expense	-	-

Net loss for the year	-	-

BALANCE AT DECEMBER 31, 2002	-	$-

The accompanying notes are an integral part of these consolidated financial statements.

(thousands)
	ADDITL	SHARES
	SHARS	AMT	CAPITAL	UNISSUED

BALANCE AT DECEMBER 31, 2000	1,423	$70	$24,399	-

Shares issued for investment, 60 shares	600	-

Shares issued to purchase assets	20	1	19	-

Shares issued for settlement of debts	183	-

Shares issued for services	515	25	1,100	-

Shares issued for salaries & reimbursement	717	-

Subscribed shares issued	917	46	983	(712)

Warrants to purchase shares	-	-	54	-

Exercised warrants & options	206	10	396	-

Cancellation of shares	(198)	-

Options issued for services	60	3	233	-

Sale of marketable securities	-	-	-	-

Beneficial conversion feature of preferred stock	-	-	150	-

Receipt of investment.	-	-	500	-

Net loss for the year	-	-	-	-

BALANCE AT DECEMBER 31, 2001	3,348	169	29,136	(712)

Shares cancelled	-	-	(600)	-

Shares issued for settlement of debts	181	9	10	-

Shares issued for services	4,297	192	489	-

Shares issued for salaries & reimbursement	1,643	82	114	-

Subscribed shares unissued	2	-	3	496

Shares issued for legal settlement	200	10	1	-

Exercised warrants & options	118	6	(6)	-

Stock pptions issued for comp and services	-	-	75	-

Shares issued for prepaid expense	3,000	3	27	-

Net loss for the year	-	-	-	-

BALANCE AT DECEMBER 31, 2002	12,789	$471	$29,249	(216)

The accompanying notes are an integral part of these consolidated financial statements.

GREENLAND CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
CONTINUED

(thousands)	SUBSCRIBED	ACCUMULATED
	SHARES	OTHER
	UNISSUED	COMPREHENSIVE
	& RECEIVABLE	INCOME

BALANCE AT DECEMBER 31, 2000	(133)	$(315)

Shares issued for investment, 60 shares	-	-

Shares issued to purchase assets	-	-

Shares issued for settlement of debts	-	-

Shares issued for services	-	-

Shares issued for salaries & reimbursement	-	-

Subscribed shares issued	-	-

Warrants to purchase shares	-	-

Exercised warrants & options	(298)	-

Cancellation of shares	-	-

Options issued for services	-	-

Sale of marketable securities	-	315

Beneficial conversion feature of preferred stock	-	-

Receipt of investment	-	-

Net loss for the year	-	-

BALANCE AT DECEMBER 31, 2001	(431)	-

Shares cancelled	-	-

Shares issued for settlement of debts	-	-

Shares issued for services	-	-

Shares issued for salaries & reimbursement	-	-

Subscribed shares unissued	-	-

Shares issued for legal settlement	-	-

Exercised warrants & options	75	-

Stock pptions issued for comp and services	-	-

Shares issued for prepaid expense	(30)	-

Net loss for the year	-	-

BALANCE AT DECEMBER 31, 2002	$(386)	$-

The accompanying notes are an integral part of these consolidated financial statements.

(thousands)	TOTAL
	STOCKHOLDERS
	ACCUM	EQUITY
	DEFICIT	(DEFICIT)

BALANCE AT DECEMBER 31, 2000	$(21,288)	$2,733

Shares issued for investment, 60 shares	-	600

Shares issued to purchase assets	-	20

Shares issued for settlement of debts	-	185

Shares issued for services	-	1,125

Shares issued for salaries & reimbursement	-	730

Subscribed shares issued	-	317

Warrants to purchase shares	-	54

Exercised warrants & options	-	108

Cancellation of shares	-	(199)

Options issued for services	-	236

Sale of marketable securities	-	315

Beneficial conversion feature of preferred stock	-	150

Receipt of investment	-	500

Net loss for the year	(5,234)	(5,234)

BALANCE AT DECEMBER 31, 2001	(26,522)	1,640

Shares cancelled	-	(600)

Shares issued for settlement of debts	-	19

Shares issued for services	-	681

Shares issued for salaries & reimbursement	-	196

Subscribed shares unissued	-	499

Shares issued for legal settlement	-	11

Exercised warrants & options	-	75

Stock pptions issued for comp and services	-	75

Shares issued for prepaid expense	-	-

Net loss for the year	(5,714)	(5,714)

BALANCE AT DECEMBER 31, 2002	$(32,236)	$(3,118)

The accompanying notes are an integral part of these consolidated financial statements.

GREENLAND CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

(in thousands)	2002

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(5,714)

Adjustments to reconcile net loss to net cash used
in operating activities:

Depreciation and amortization	482

Provision for doubtful accounts	258

Options issued for compensation & service	75

Realized loss on the sale & disposal of investments	-

Inventory obsolescence	146

Impairment of assets	2,513

Impairment of investment	-

Net (gain)loss on sale & disposal of asset	(147)

Net loss on settlement of debt	484

Loss on termination of lease	65

Beneficial conversion feature of preferred stock	-

Stock issued for services, prepaid & legal settlement	722

Stock issued for salaries & reimbursement	196

(Increase) / decrease in current assets:

Accounts receivable	11

Inventory	-

Prepaid Expense	40

(Increase) decrease in other asset	15

Increase / (decrease) in current liabilities	: 826

Total Adjustments	5,686

Net cash used in operating activities	(28)

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of property & equipment	-

Receipt of investment	-

Proceeds from sale of investments	-

Net cash provided by investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from the exercise of warrants & options	-

Principal payments on capital leases	(142)

(Payment)/Proceeds from note payable	(59)

Proceeds from note payable-related party	226

Net cash provided by financing activities	25

NET INCREASE (DECREASE) IN CASH AND

CASH EQUIVALENTS	(3)

CASH AND CASH EQUIVALENTS,

BEGINNING BALANCE	7

CASH & CASH EQUIVALENTS,

ENDING BALANCE	$4

SUPPLEMENTAL INFORMATION:

Cash paid for interest	$20

Cash paid for income tax	$-

The accompanying notes are an integral part of these consolidated financial statements.

(in thousands)	2001

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(5,234)

Adjustments to reconcile net loss to net cash used
in operating activities:

Depreciation and amortization	767

Provision for doubtful accounts	126

Options issued for compensation & service	236

Realized loss on the sale & disposal of investments	397

Inventory obsolescence	-

Impairment of assets	-

Impairment of investment	150

Net (gain)loss on sale & disposal of asset	20

Net loss on settlement of debt	77

Loss on termination of lease	275

Beneficial conversion feature of preferred stock	150

Stock issued for services, prepaid & legal settlement	1,126

Stock issued for salaries & reimbursement	730

(Increase) / decrease in current assets:

Accounts receivable	(372)

Inventory	173

Prepaid Expense	(32)

(Increase) decrease in other asset	14

Increase / (decrease) in current liabilities	612

Total Adjustments	4,449

Net cash used in operating activities	(785)

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of property & equipment	(61)

Receipt of investment	500

Proceeds from sale of investments	164

Net cash provided by investing activities	603

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from the exercise of warrants & options	108

Principal payments on capital leases	(116)

(Payment)/Proceeds from note payable	83

Proceeds from note payable-related party	39

Net cash provided by financing activities	114

NET INCREASE (DECREASE) IN CASH AND

CASH EQUIVALENTS	(68)

CASH AND CASH EQUIVALENTS,

BEGINNING BALANCE	75

CASH & CASH EQUIVALENTS,

ENDING BALANCE	7

SUPPLEMENTAL INFORMATION:

Cash paid for interest	$83

Cash paid for income tax	3

The accompanying notes are an integral part of these consolidated financial statements.

GREENLAND CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2002

NOTE 1. DESCRIPTION OF BUSINESS AND SEGMENTS

Greenland Corporation was formed on July 17, 1986 and was in the development stage until September 1994, when it acquired Gam Properties, Inc. Upon the disposition of the subsidiary at December 31, 1997, Greenland Corporation reentered the development stage and was in the development stage until the third quarter of 1999. Greenland Corporation is engaged in the production, distribution, servicing and marketing of advanced automatic check cashing machines similar to bank ATMs through its wholly owned subsidiary Check Central, Inc. (collectively, the Company). The Company markets and sells its products throughout the United States and grants unsecured credit to its customers. During the year 2001, the management of the Company determined that its efforts to develop, produce, and successfully market and support its MAXcash ABM system may be beyond the scope of its currently available resources. On April 2, 2001, the Company announced that it was temporarily suspending its Check Central subsidiary check cashing operations until such time as the integration of the Company's Check Central software with the MAXcash operating system was complete, in order to minimize its check cashing risk, reduce operating losses, and to conserve capital.

NOTE 2. PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Greenland Corporation (parent) and its wholly owned subsidiary Check Central, Inc, collectively referred to as the "Company". All significant intercompany transactions and accounts have been eliminated in consolidation.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

CASH AND CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

ACCOUNTS RECEIVABLE

In determining the allowance to be maintained, the management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The allowance for doubtful accounts was at 100% of accounts receivable, amounting to $391,978 as of December 31, 2002.

INVENTORIES

Inventories are stated at lower of cost, first-in first-out basis, or market. Provision for potentially obsolete or slow-moving inventory was made at 100% of inventory, amounting to $292,819 as of December 31, 2002.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over useful lives of 1.5 to 7 years. The cost of assets sold or retired and the related amounts of accumulated depreciation are removed from the accounts in the year of disposal. Any resulting gain or loss is reflected in current operations. Assets held under capital leases are recorded at the lesser of the present value of the future minimum lease payments or the fair value of the leased property. Expenditures for maintenance and repairs are charged to operations as incurred.

CAPITALIZATION OF INTERNAL-USE SOFTWARE COSTS

In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (ASEC of AICPA) issued Statement of position (SOP) No. 98-1, "Accounting for the costs of computer software developed or obtained for internal use", effective for fiscal years beginning after December 15, 1998. SOP N0. 98-1 requires that certain costs of computer software developed or obtained for internal use be capitalized and amortized over the useful life of the related software. This is in compliance with the accounting requirements of SOP NO. 98-1. Capitalized software had been amortized over a period of 5 years using the straight-line method. The unamortized portion of software costs were written off as of December 31, 2002 as the management determined this being impaired.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews its long-lived assets and intangibles for impairment whenever events and circumstances indicate that the carrying amount of an asset may not be recoverable. Management evaluates assets for impairment by comparing undiscounted future cash flows to the carrying amount of the asset. If impairment exists, the amount of impairment is measured as the amount by which the carrying amount of the asset exceeds its fair value. Management evaluated its long-term and intangible assets for impairment and impairment loss of $2.2 million was recognized for intangible assets and $300 thousand was recognized for equipment in 2002.

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation plans under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The company uses the intrinsic value method prescribed by APB25 and has opted for the disclosure provisions of SFAS No.123.

REVENUE RECOGNITION

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 101. Revenue is recognized when merchandise is shipped to a customer or services are rendered. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations. The Company did not have any revenue in the year 2002.

ADVERTISING

Expenditures for advertising and sales promotion are charged to expense as incurred. Advertising costs for the years ended December 31, 2002 and 2001 were $0 and $1 thousand, respectively.

INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

SHARES ISSUED TO ACQUIRE GOODS AND SERVICES FROM NON-EMPLOYEES

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

RESEARCH AND DEVELOPMENT COSTS

Expenditures for research & development are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility is established. The period between achieving technological feasibility and the general availability of such development is short. Consequently, costs otherwise capitalizable after technological feasibility is achieved are generally expensed because they are insignificant.

BASIC AND DILUTED NET LOSS PER SHARE

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

COMPREHENSIVE INCOME

Statement of financial accounting standards No. 130, Reporting comprehensive income (SFAS No. 130), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity, except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statements that are displayed with the same prominence as other financial statements. At December 31, 2002, the Company did not have an accumulated comprehensive amount in the balance sheet.

REPORTING SEGMENTS

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The Company allocates resources and assesses the performance of its sales activities in two segment, (1) the sale and distribution of automatic check cashing machines and
(2) customer service and fee income earned through check cashing transaction processing.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain reclassifications were made to the 2001 financial statements to confirm to the 2002 presentation.

NOTE 4. RECENT PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations". SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002.

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued in August 2001. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business.

The adoption of above pronouncements, did materially impact the Company's financial position or results of operations.

In May 2002, the Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds the automatic treatment of gains or losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in APB Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions and makes various technical corrections to existing pronouncements. The provisions of

SFAS 145 related to the rescission of FASB Statement 4 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. All other provisions of SFAS 145 are effective for transactions occurring after May 15, 2002, with early adoption encouraged. The Company does not anticipate that adoption of SFAS 145 will have a material effect on our earnings or financial position.

In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3 a liability for an exit cost as defined, was recognized at the date of an entity's commitment to an exit plan. This statement will not have a material impact on the Company's financial statements.

In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. The Company does not expect adoption of SFAS No. 147 would have a material impact, if any, on its financial position, results of operations or cash flows.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN45 is not expected to have a material effect on the Company's financial position, results of operations, or cash flows.

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003. The Companies do not expect the adoption of SFAS No. 148 would have a material impact on its financial position or results of operations or cash flows.

NOTE 5. GOING CONCERN UNCERTAINTY

As shown in the accompanying condensed consolidated financial statements, the Company has suffered recurring losses from operations, has a net working capital deficiency of approximately $3.2 million and an accumulated deficit of $32.2 million as of December 31, 2002, including losses of $5.7 million and $5.2 million for the years ended December 31, 2002 and 2001, respectively. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The Company's need for working capital is a key issue for management and necessary for the Company to meet its goals and objectives. The Company continues to meet its obligations and pursue additional capitalization opportunities. There is no assurance, however, that the Company will be successful in meeting its goals and objectives in the future.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

On March 28, 2001, the Company announced that it had entered an agreement with a NASD approved Underwriter, referred to in Company communications as an "institutional private equity investor," under which the Underwriter agreed to purchase shares of the Company's common stock over the next three years. Generally, under the terms of the agreement, the Underwriter has agreed to purchase such amounts of common stock as the Company elects to sell the Underwriter. The purchase price for the shares is generally the lesser of (1) the market price less $0.075 per share or (2) 93% of the market price. The agreement limits the amount of common shares that the Underwriter is obligated to purchase during any 61-day period to 9.9% of the total common shares outstanding and is subject to an overall cap of $35 million over the three-year term of the agreement. The Underwriter's obligation to purchase shares terminates upon the occurrence of various events as specified in the agreement. The actual amount of common stock that the Underwriter may purchase is dependant on, among other things, (1) the market price of the Company's stock and (2) whether a termination event occurs. The agreement must be registered and declared effective by the Securities and Exchange Commission. In consideration for executing the agreement, the Underwriter will receive warrants to purchase 5,390,000 shares of Common stock. There can be no assurance that the Company will sell any stock to the Underwriter under the terms of the agreement. No activity has taken place on this agreement as of this reporting date.

On January 14, 2003, the Company completed its sale of 19,183,390 shares of Greenland common stock, which represent sixty percent (60%) of the issued and outstanding shares of the Company, to Imaging Technologies Corporation ("ITEC"). Additionally, the Company sold warrants to purchase 95,319,510 shares of the Company's common stock to ITEC, which will represent an additional thirty percent (30%) of the issued and outstanding shares of the Company. The sale price for the shares and the exercise of the warrants was $2,250,000 in the form of a promissory note convertible into shares of common stock of ITEC, the number of which will be determined by a formula applied to the market price of the shares at the time that the promissory note is converted. (see note 26)

NOTE 6. CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation for amounts up to $100 thousand.

NOTE 7. INVENTORIES

Inventories at December 31, 2002 were as follows:

(In thousands)

Raw materials	$293
Work-in-progress	-0-
Finished goods	-0-

293
Less allowance for obsolescence	(293)

$0

Inventories are stated at lower of cost, first-in first-out basis or market. Provision for potentially obsolete or slow moving inventory is made at 100% since the Company did not have any operation since March 2001.

NOTE 8. ACCOUNTS RECEIVABLE

Majority of the Company's account receivable was from CardPlus International, Inc. The Company entered into an agreement with CardPlus International, Inc., the nation's only certified minority electronic payments processor. Pursuant to the agreement CardPlus purchased six interactive check cashing Maxcash Automated Banking Machine kiosks. These terminals are to be processed from CardPlus' Denver Colorado electronic transaction and data processing center. This transaction is the first purchase under the Company's ongoing strategy to aggressively pursue sales of the Maxcash ABM to customers that have their own processing capabilities. The Company has reserved 100% against the receivable for allowance for bad debts given the probability of collection.

NOTE 9. PROPERTY AND EQUIPMENT

Net property and equipment at December 31, 2002 was as follows:

(In thousands)

Computers and equipment	$143
Furniture & equipment under capital leases	537
Demonstration equipment	127
Furniture and fixtures	64

871
Accumulated depreciation & amortization
(Including accumulated depreciation of
481,168 on leased assets and impairment)	(781)

$90

Depreciation expense, including capital lease assets, for the years ended December 31, 2002 and 2001 were $145 thousand and $259 thousand, respectively.

The Company wrote off the net book balance of equipment related to check cashing operations as of December 31, 2002 amounting $300 thousand as impairment of asset.

NOTE 10. INVESTMENT

On September 28, 2001 the Company purchased 100,000 shares of common stock, representing five percent of the issued and outstanding shares of common stock, of ZZYZX Peripherals, Inc (the "ZZYZX Shares"). The Company acquired the ZZYZX Shares for 60 shares of Class A Convertible Preferred shares of the Company (the "Company Shares"). The investment was carried at a cost of $600,000 determined by fair value of the Class A Convertible Preferred Stock issued and exchanged. Investment is adjusted for decline in fair value that is other than temporary. The Company's investments in marketable equity securities were being held for an indefinite period and, in accordance with the Financial Accounting Standards Board's Statement 115 (FASB 115), were classified as available for sale. Mr. Gene Cross, a Director and shareholder of Greenland, was also a Director and shareholder of ZZYZX. Of the ZZYZX Shares purchased by Greenland, Mr. Cross owned 20,000 shares. Mr. Frank Kavanaugh, a Director and shareholder of ZZYZX, controlled DK Capital and Bet Trust and was a shareholder of Greenland Corporation. Of the ZZYZX Shares purchased by Greenland, DK Capital and Bet Trust together owned 40,000 shares.

At December 31, 2001, the Company determined the fair value of the investment at $450,000 based upon market value of the investment. The Company charged $150,000 to earnings in 2001 as other than temporary impairment of the investment. On June 10, 2002, this purchase agreement was rescinded and both parties returned the shares received upon purchase. The Company reversed $150,000 charged in 2001 as a gain on disposal of investment in the year ended December 31, 2002.

On April 16, 2001 the Company sold all of its investments in common stock of Telenetics Corporation. The common stock was carried at fair value. During the year ended December 31, 2001, the Company realized $397 thousand of losses and $164 thousand of proceeds from sales of shares in the investment. Cost is determined based on specific identification.

NOTE 11. INTANGIBLE ASSETS

The Company reviews its intangibles for impairment whenever events and circumstances indicate that the carrying amount of an asset may not be recoverable. Management evaluates assets for impairment by comparing undiscounted future cash flows to the carrying amount of the assets. If impairment exists, the amount of impairment is measured as the amount by which the carrying amount of the asset exceeds its fair value. Management evaluated its intangible asset for impairment and wrote off the balance of goodwill in the amount of $1.6 million as a loss in the year ended December 31, 2002 as required by SFAS 142 and is stated in Note 3 above.

NOTE 12. ACCRUED EXPENSES

Accrued expenses at December 31, 2002 are as follows:

(in thousands)

Accrued expenses	$745
Accrued payroll liabilities	795
Accrued interest	101
Accrued warranty expense	2
Customer deposits	3
Customer prepaid communication costs	27

$1,673

NOTE 13. CAPITAL LEASES

During 2000, the Company obtained financing for certain furniture and equipment through leases with interest rates ranging from 15.68% through 25.47%. Future minimum lease payments under the capital leases for the years ending December 31 are as follows:

(in thousands)

2003	$150
2004	27
2005	4

Total minimum lease payments	181
Less amount representing interest	(20)

Present value of net lease payments	161
Less current portion	(133)

Long term portion	$28

NOTE 14. NOTES PAYABLE TO RELATED PARTIES

Notes payable to related parties at December 31, 2002 were as follows:

(In thousands)

Note payable to a stockholder and officer of the Company. Unsecured,
and interest at 8%. Principal due February 2002	$2

Note payable to a stockholder and officer of the Company. Unsecured,
and interest at 8%. Principal due December 2003	57

Notes payable to a stockholder and officer of the Company. Interest at
8%. Principal due at various dates through December 2003	186

$245

The Company repaid notes payable during the year ended December 31, 2002 to related parties of $19 thousand through the issuance of stock.

The total interest expense on these notes for the year ended December 31, 2002 was $11 thousand.

NOTE 15. NOTES PAYABLE

Notes payable at December 31, 2002 were as follows:

(In thousands)

Note payable to an unrelated party, with interest at 10%. Due through
the payment of commissions earned through March 9, 2001	$320

Revolving Line-of-credit agreement with a commercial bank, which allows for advances up to a maximum of $150 thousand. The line expires on July 17, 2003. Interest at the bank's reference rate plus
2.0% but not less than 8.5%. The line will be secured by company assets and personally guaranteed by a director and stockholder of
the Company	59

$379

NOTE 16. STOCKHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK

The Company is authorized to issue 10,000 shares of Class A convertible preferred stock with a face value of ten thousand Dollars ($10,000) and a par value of $.001 per share. The company issued 60 Class A preferred stock convertible into $10,000 worth of shares of Greenland Corporation common stock for acquisition of investment (note 18) in the year ended December 31, 2001. On June 10, 2002, this purchase agreement was rescinded and both parties returned the shares received upon purchase.

The Company is authorized to issue 10,000 shares of Class B convertible preferred stock with a face value of ten thousand Dollars ($10,000), with a par value to be determined at the discretion of the Board of directors. The Company has not issued any Class B convertible preferred stock through December 31, 2002.

The Company has no convertible preferred stock outstanding as of December 31, 2002.

COMMON STOCK SPLIT

The Company implemented the 50-to-1 reverse stock split on October 29, 2002. All shares have been restated retroactively to affect this reverse stock split.

COMMON STOCK ISSUED

The Company issued 4.3 million and 515 thousand shares of its common stock for services during the years ended December 31, 2002 and 2001, respectively. The Company has recognized expenses for such services in the amount of $681 thousand and $1.1 million in 2002 and 2001, respectively.

The Company issued 181 thousand and 37 thousand shares of common stock during the years ended December 31, 2002 and 2001 in settlement of debts totaling $19 thousand and $185 thousand, respectively.

The Company issued 20 thousand shares in the year ended December 31, 2001 to acquire assets totaling $20 thousand.

The Company issued 1.6 million and 178 thousand shares of common stock for salaries and employee reimbursement totaling $196 thousand and $730 thousand in 2002 and 2001, respectively.

In 2001, the Company cancelled 8 thousand shares of common stock issued for bonus in year 2000, amounting $199 thousand.

In 2002, the Company issued 200 thousand shares of common stock for legal settlement amounting $11 thousand.

SUBSCRIBED SHARES UNISSUED

During 2001, the Company had $712 thousand for unissued shares of exercised warrant. This amount was reduced to $216 thousand in 2002. These amounts from the unissued shares are carried in the accompanying consolidated statement of stockholders equity.

WARRANTS ISSUED

The Company issued warrants to purchase 110 thousand shares in the year ended December 31, 2001 in conjunction with notes and for other services. The Company has outstanding warrant of 77 thousand shares as of December 31, 2002.

COMMON STOCK OPTION PLAN

During 1999, the Company adopted a stock option plan covering both incentive and non-qualified stock options for employees, directors and consultants. The Company's stockholders have authorized a total of 15 million common shares to be available for grant under the plan. The plan allows for incentive options with exercise prices of at least 100% of the fair market value of the Company's common stock. However, 10% or greater shareholders may not be granted options with exercise prices below 110% of the fair market value of the Company's common stock.

The Company accounts for stock based compensation under Statement of Financial Accounting Standards No. 123 ("SFAS 123"). SFAS 123 defines a fair value based method of accounting for stock based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees".

Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to account for its stock based compensation to employees under APB 25.

In 2002 and 2001, the Company issued non-qualified options to employees and directors to purchase 14.1 and 1.1 million shares with a weighted average strike price of $0.0035 and $1.00 and recorded $92 thousand and $182 thousand of expenses, respectively.

Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for the years ended December 31, 2002 and 2001: risk free interest rate of 3.5% and 6%; dividend yield of 0%and 0%; expected lives of the options of 5 years; and volatility of 209% and 100%.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Adjustments are made for options forfeited prior to vesting. The effects on compensation expense and net income had compensation costs for the Company's stock option plans been determined based on a fair value at the date of grant consistent with the provisions of SFAS 123, for the years ended December 31, 2002 and 2001 are as follows:

(In thousands, except per share data)
	2002	2001

Net Loss	$(5,714)	$(5,234)
Add: Adjustment to compensation expense	(47)	(178)
Net loss, pro forma	(5,761)	(5,412)
Loss per share, pro forma	(087)	(221)

The following summary presents the incentive and non-qualified options under the plan granted, exercised, expired and outstanding at December 31, 2002 and 2001:

	WEIGHTEDAVERAGE
	NUMBEROF	EXERCISE
	SHARES	PRICE
	(In thousands)

Outstanding at January 1, 2001	737	$350
Granted	1,139	100
Exercised	-	-
Expired	(620)	250

Outstanding at December 31, 2001	1,256	$173
Granted in 2002	14,100	001
Exercised	(112)	092
Expired	(421)	075

Outstanding at December 31, 2002	14,823	$010

Options exercisable at Dec. 31, 2002	14,763	$009

The weighted average grant date fair value of all options granted during 2002 and 2001 for options whose exercise price is less-than the market price of the stock on the date of grant is $0.01.

The following summary presents the weighted average exercise prices, number of options outstanding and exercisable, and the remaining contractual lives of the Company's stock options at December 31, 2002:

	NON-EXERCISABLE OPTIONS	EXERCISABLE OPTIONS

	WEIGHTED AVERAGE REMAINING	WEIGHTED AVERAGE REMAINING
	CONTRACTUAL	CONTRACTUAL
EXERCISE PRICE .	NUMBER	LIFE	NUMBER	LIFE
	(in thousands)	(in thousands)

$0.01-$0.01.	14,100	10
0.01-$14.5.	60	8.5	663	8.5

WARRANTS

The following summary presents warrants sold, exercised, expired and outstanding at December 31, 2002 and 2001:

	WEIGHTED AVERAGE
	NUMBEROF	EXERCISE
	WARRANTS	PRICE
	(in thousands)
Outstanding at January 1, 2001	912	$5000
Issued	110	650
Exercised	(121)	200
Expired	(588)	4300

Outstanding at December 31, 200	1 313	6650
Issued in 2002	-	-
Exercised	-	-
Expired	236	6130

Outstanding at December 31, 2002	77	$800

Warrants exercisable at December 31, 2002	77	$800

The following summary presents the exercise prices, number of warrants outstanding and exercisable, and the remaining contractual lives of the Company's stock warrants at December 31, 2002:

	OUTSTANDING WARRANTS

	WEIGHTED AVERAGE REMAINING
	CONTRACTUAL
EXERCISE PRICE .	NUMBER	LIFE

	(in thousands)

2.50 - $12.50.	77	1.0 years

NOTE 17. PROVISION FOR INCOME TAXES

The total change in the valuation allowance from continuing and discontinued operations for the years ended December 31, 2002 and 2001 was $2.3 million and $1.7million, respectively.

Income tax benefit at the federal statutory rate is reconciled to the Company's actual income tax provision as follows:

(in thousands)	2002	2001

Current:
Federal	$-0-	$-0-
State	2	2

	2	2

Deferred:

Federal	1,002	(645)
State	177	(163)
Tax benefit of net operating loss carry forwards.	1,100	2,530

	2,279	1,722
Change in valuation allowance	2,277	1,720

	$2	$2

Income tax benefit at the federal statutory rate is reconciled to the Company's actual income tax provision (in thousands) as follows:

	2002	2001

Tax expense (credit) at statutory rate-federal	(34)%	(34)%
State tax expense net of federal tax	(6)	(6)
Permanent differences	2	2
Changes in valuation allowance	38	38

Tax expense at actual rate	-	-

The Company's total deferred tax assets and deferred tax liabilities (in thousands) at December 31, 2002 and 2001 are as follows:

	2002	2001

Deferred tax asset:
Net operating loss carryforwards	$10,291	$9,015
AR receivable allowance	103	-
Impairment of assets	1,005	-
Capital loss carry forward	-	389
Other	127	108

Total deferred tax asset	11,526	9,512
Valuation allowance	(11,315)	(9,038)

Net deferred tax asset	211	474

Deferred tax liability:
State income tax	211	463
Other	-	11

Total deferred tax liability	211	474

Net deferred tax	$0	$0

Federal and state net operating loss carryforwards of $25,727 thousand will expire through 2022 and 2007, respectively. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

Because the Company underwent an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change may be subject to an annual limitation which could reduce or defer the utilization of those net operating loss carryforwards.

NOTE 18. CONVERTIBLE PREFERRED STOCK

The Company is authorized to issue 10,000 shares of Class A convertible preferred stock with a face value of ten thousand Dollars ($10,000) and a par value of $.001 per share.

The Company is authorized to issue 10,000 shares of Class B convertible preferred stock with a face value and with a par value to be determined at the discretion of the Board of directors.

The Company has no convertible preferred stock outstanding through December 31, 2002.

NOTE 19. EARNINGS PER SHARE

Basic and diluted net loss per share for the year ended December 31, 2002 and 2001 were determined by dividing net loss for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding.

The following is a reconciliation of the weighted average number of shares used to compute basic and diluted earnings per share (in thousands, except for per share data):

	2002	2001

Numerators for basic and diluted earnings per share -
Net loss	(5,714)	(5,234)
Denominator for basic and diluted loss per share
Adjusted weighted-average shares and assumed conversions	6,634	2,444

Basic earnings (loss) per share:
Net loss	$(086)	$(214)

Diluted earnings (loss) per share:
Net loss	$(086)	$(214)

Outstanding options and warrantswere not included in the computation of diluted EPS because the effect of their exercise would be anti-dilutive.

NOTE 20. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company issued 4.3 million and 515 thousand shares of its common stock for services during the years ended December 31, 2002 and 2001, respectively. The Company has recognized expenses for such services in the amount of $681 thousand and $1.1 million in 2002 and 2001, respectively.

The Company issued 181 thousand and 37 thousand shares of common stock during the years ended December 31, 2002 and 2001 in settlement of debts totaling $19 thousand and $185 thousand, respectively.

The Company issued 20 thousand shares in the year ended December 31, 2001 to acquire assets totaling $20 thousand.

The Company issued 1.6 million and 178 thousand shares of common stock for salaries and employee reimbursement totaling $196 thousand and $730 thousand in 2002 and 2001, respectively.

In 2001, the Company cancelled 8 thousand shares of common stock issued for bonus in year 2000, amounting $199 thousand.

In 2002, the Company issued 200 thousand shares of common stock for legal settlement amounting $11 thousand.

In 2001, the Company issued 60 shares of class A convertible preferred stock to acquire 100,000 shares of ZZYZX. The Class A Preferred stocks are convertible into $600 thousand worth of shares of the Company common stock. In 2002, these shares were returned when the agreement was rescinded.

In 2002 and 2001, the Company issued non-qualified options to employees and directors to purchase 14.1 and 5.5 million shares and recorded $92 thousand and $182 thousand of expenses, respectively.

NOTE 21. SEGMENTS AND MAJOR CUSTOMERS

The Company has two reportable segments consisting of (1) the sale and distribution of automatic check cashing machines and (2) customer service and fee income earned through check cashing transaction processing. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on sales, gross profit margins and operating profit before income taxes.

The following is information for the Company's reportable segments for the year ended December 31, 2002 (in thousands):

	Sales	Processing
	Segment	Segment	Unallocated	Total

Revenue	$-0-	$-0-	$-0-	$-0-

Gross margin	-0-	-0-	-0-	-0-

Depreciation and amortization	-0-	406	76	482

Interest expense	-0-	-0-	117	117

Other, net	-0-	-0-	(5,115)	(5,115)

Loss from continuing operations before

income taxes	-0-	(406)	(5,308)	(5,714)

Identifiable assets	-0-	-0-	112	112

Capital expenditures	-0-	-0-	-0-	-0-

The following is information for the Company's reportable segments for the year ended December 31, 2001 (in thousands):

	Processing
	Sales Segment	Segment	Unallocated	Total

Revenue	$128	$395	$-0-	$523

Gross margin	(189)	(164)	-0-	(353)

Depreciation and amortization	13	412	342	767

Interest expense	-0-	-0-	134	134

Other, net	-0-	-0-	(4,176)	(4,176)

Loss from continuing operations

before income taxes	(189)	(164)	(4,652)	(5,005)

Identifiable assets	337	2,992	697	4,026

Capital expenditures	-0-	-0-	61	61

The above negative gross margins include fixed overhead costs for expenses such as supervision, labor, amortization and depreciation, communications, and facilities, as well as the direct costs to manufacture and service the automated banking machines.

NOTE 22. OPERATING LEASE

The Company had lease agreement for its office facilities under an operating lease expiring August 14, 2003 with monthly payments of $6 thousand due at the beginning of the month. In September 2002, the Company moved into a new office space. The Company shares this office space with ITEC and does not pay any rent. The unpaid rent through the lease term was accrued in the consolidated financial statements.

NOTE 23. REPURCHASE OF DISTRIBUTOR AGREEMENT

In June 2000, the Company repurchased the exclusive distribution rights to the Master Distribution Agreement with SmartCash ATM, Ltd. (SmartCash). In consideration, the Company agreed to loan SmartCash $200 thousand collateralized by 333 thousand shares of Greenland Corporation common stock, release certain restrictions on Company common stock held by SmartCash, issue warrants to purchase 500 thousand shares of Company common stock, and continue to pay commissions on sales of machines sold by certain sales representatives until the earlier of March 2002, or said commissions equal $320 thousand. During December 2000, the Company fully reserved against the $200 thousand note receivable given the probability of collection from SmartCash, and the decrease in the value of the Company's collateral. During the fiscal year ended December 31, 2001, this note was written off. In addition, the Company issued SmartCash a note payable for $320 thousand that will be repaid through the payment of the commissions noted above.

NOTE 24. SOFTWARE DEVELOPMENT REVENUES

In anticipation of entering into a long term check cashing services agreement with ACS Retail Solutions, Inc. (ACS), the Company entered into an Interim Work and Assignment Agreement with ACS in June 2000. Under the terms of the Interim Agreement the Company provided development services, and recorded $303 thousand in revenues for those services in 2000. As a result of a dispute between Greenland Corporation and Seren Systems, Inc. regarding ownership of the software technology, the Company was unable to complete its obligation with respect to this Agreement. As a result, the Company recorded an $84 thousand reserve against the unpaid receivable balance in the year ended December 31, 2000. These services were accounted for on a percentage of completion basis. There was no such revenue in the year ended December 31, 2002 and 2001.

NOTE 25. LEGAL PROCEEDINGS

The Company, along with Seren Systems ("Seren"), its then current and primary software developer and supplier for its own ABM terminals, was in the process of completing development of the check cashing service interface to the Mosaic Software host system being implemented to support a large network of V.com terminals. In September 2000, Seren unilaterally halted testing and effectively shut-down any further check cashing development for the V.com project. The parties participating in this project may have been financially damaged, related to the delay in performance by the Company and Seren. None of the parties have brought suit against the Company and/or Seren at this time. There is no assurance, however, that such suit(s) will not be brought in the future.

On May 23, 2001 the Company filed a Complaint in San Diego County naming Michael Armani as the defendant. The Complaint alleges breach of contract by Michael Armani in connection with two separate stock purchase agreements. The Company seeks damages in the amount of $474,595. On August 7, 2001 the Company filed a request for Entry of Default against Mr. Armani in the amount of $474,595 and the court granted entry of default. Subsequently Mr. Armani filed a motion to set aside the entry of default and on October 26, 2001 the court granted said motion and the entry of default was set aside. The Company and Mr. Armani participated in mediation and as a result entered into a settlement agreement whereby Mr. Armani agreed to make certain cash payments to the Company and the parties entered into mutual release of all claims. Mr. Armani defaulted in his obligation to make the first cash payment and consequently, the Company obtained a judgment against Mr. Armani for $100,000. The Company is continuing its efforts to collect on the judgment.

On May 23, 2001 Arthur Kazarian, Trustee for the General Wood Investment Trust (the "Landlord") filed a Complaint in San Diego County naming Greenland Corporation as a defendant. The Complaint alleges breach of contract pursuant to the terms of the lease agreement between the Company and the Landlord for the real property located at 1935 Avenida Del Oro, Oceanside, California and previously occupied by the Company. The Complaint seeks damages in the amount of approximately $500,000. Although the Company remains liable for the payments remaining for the term of the lease, the Landlord has a duty to mitigate said damages. The Company recorded a lease termination liability of $275 thousand during the year ended December 31, 2001. The Company entered into a settlement agreement with Arthur Kazarian, Trustee for the General Wood Investment Trust (the "Landlord") where by the Company agreed to pay the sum of $220,000 to the Landlord in installments payments of $20,000 in May 2002, $50,000 in October 2002 and the remaining balance in December 2002. In the event Greenland defaults in any or all scheduled payments, the Landlord is entitled to a stipulated judgment of approximately $275,000. The Company was unable to make the scheduled payments and as a result, on July 8, 2002, the Landlord has entered a judgment lien against the Company in the amount of $279,654.

The Company entered into an agreement with Intellicorp, Inc. ("Intellicorp") whereby Intellicorp agreed to invest $3,000,000 in exchange for seats on the board of directors and restricted shares of common stock of the Company. After making the initial payment of $500,000, Intellicorp defaulted on the balance. The Company is seeking a recovery of the unpaid $2,500,000. The defendant's ability to pay is unknown. The Company had issued 46,153,848 shares of common stock for the investment. The shares were returned back to the Company and were cancelled. This case is set for trial in April, 2003.

On July 5, 2001 Max Farrow, a formal officer of the Company, filed a Complaint in San Diego County naming Greenland Corporation, Thomas J. Beener, Intelli-Group, Inc., Intelli-Group LLC and Intelli-Corp, Inc. as defendants. The Complaint alleges breach of contract in connection with Mr. Farrow's resignation as an officer and director of the Company in January 2001. The Company and Mr. Thomas Beener, entered into a settlement agreement with Max Farrow whereby Mr. Farrow agreed to release Mr. Beener from all claims, obligations etc., in exchange for the issuance of 8 million restricted shares of Greenland Corporation common stock. The good faith settlement was approved by the court and the agreed upon consideration was delivered to Mr. Farrow. The action against the Company has been consolidated with the Company's legal action against Intellicorp. The Company believes that it has a valid defense to the allegations of Mr. Farrow.

Fund Recovery, a temporary staffing services filed a complaint against Greenland Corporation alleging breach of contract. A summary judgment motion is pending. The Company recorded the liability amount of $14 thousand in the consolidated financial statements.

The case of Magnum Financial against Greenland Corporation for non-payment for services was settled with a judgment against the Company of $12 thousand. The Company recorded the liability in the consolidated financial statements.

The case of San Diego Wholesale Credit against Greenland Corporation was settled for a total of $5 thousand. The Company recorded the liability in the consolidated financial statements.

John Ellis has filed a demand for arbitration in San Diego County against the Company seeking damages of approximately $70,000 for an alleged breach of contract action. The Company believes it has valid defenses to the allegations. Mr. Ellis appears to have abandoned this action in arbitration and has elected to pursue a civil suit.

John Ellis has filed an action in San Diego County against the Company seeking damages of approximately $60,000 for an alleged breach of contract action. The Company believes it has valid defenses to the allegations. This amount was recorded as a liability in the consolidated financial statements.

NKS Enterprises, Inc. commenced a legal action against the Company in San Diego Superior Court in Vista California seeking damages in connection with the purchase and operation of a MaxCash ABM. The case was settled in December 2002. The maximum amount to be paid under the settlement is $100,000. In exchange, Greenland will receive the MaxCash ABM sold to NKS Enterprises. This amount was recorded as a liability in the consolidated financial statements.

The Company's officers and directors are aware of no other threatened or pending litigation, which would have a material, adverse effect on the Company. From time to time the Company is a defendant (actual or threatened) in certain lawsuits encountered in the ordinary course of its business, the resolution of which, in the opinion of management, should not have a material adverse effect on the Company's financial position results of operations, or cash flows.

NOTE 26. SUBSEQUENT EVENTS

On January 14, 2003, the Company completed its sale of 19,183,390 shares of Greenland common stock, which represent sixty percent (60%) of the issued and outstanding shares of the Company, to Imaging Technologies Corporation ("ITEC"). Additionally, the Company sold warrants to purchase 95,319,510 shares of the Company's common stock to ITEC, which will represent an additional thirty percent (30%) of the issued and outstanding shares of the Company. The sale price for the shares and the exercise of the warrants was $2,250,000 in the form of a promissory note convertible into shares of common stock of ITEC, the number of which will be determined by a formula applied to the market price of the shares at the time that the promissory note is converted. The warrants have been exercised, but are deliverable pursuant to the terms of the Closing Agreement, which details certain sales performance provisions.

Subsequent to December 31, 2002, the Company issued 124,302,900 shares of common stock for services and for the sale mentioned above and for shareholders who exercised their warrants.

Subsequent to December 31, 2002, on March 8, 2003, we entered into a Stock Purchase Agreement along with ITEC, to acquire an Oklahoma-based PEO company, which we have organized as ExpertHR-OK, a wholly-owned subsidiary of Greenland. We estimate the purchase price to be $1,250,000, which is payable in shares of convertible preferred stock (convertible into common stock or payable in cash within two years). The purchase price was computed as 150% of the gross profit of the acquired company, subject to audited financial statements as of March 31, 2003. We will provide details of the transaction on Form 8-K.

Subsequent to December 31, 2002, on March 1, 2003, the Company entered into a Agreement and Assignment of Rights to acquire all right title and interest in and to the rights and benefits arising under or out of personal staffing agreements (the "Accounts") with the existing clients of Staff Pro Leasing, Inc and Staff Pro Leasing 2, both Michigan corporations ("Staff Pro"). The purchase price, subject to adjustment, is Two Hundred Sixty Nine Thousand Four Hundred Eighty Three Dollars ($269,483.00) payable as follows: (i) Payment of $22,457.50 not later than March 18, 2003 (the "First Payment"); (ii) payment of $22,457.50 within 30 days of the First Payment (the "Second Payment"); (iii) monthly payments of $8,940.37 per month commencing 30 days after the Second Payment and continuing for 24 months; (iv) one million restricted shares of ITEC. The Adjustment: The Purchase Price is based on representations by Staff Pro that the Accounts constitute a revenue base of $11,065,832 (the "Revenue Base"). In the event, either prior to or during the 24 month payment period, there is a reduction in the Revenue Base, the Purchase price will be reduced proportionately to said reduction of the Revenue Base. Provided, however, if during the first 90 days after the effective date of the Agreement, Staff Pro causes any existing client to execute a new client agreement with the Company on terms and conditions satisfactory to the Company, then that client shall be excluded from the revenue base calculation.

Subsequent to December 31, 2002, on February 16, 2003, the Company entered into an Agreement and Assignment of Rights to acquire all right, title, and interest in and to the rights and benefits arising under or out of PEO service agreements (the "Accounts") with certain existing clients of Accord Human Resources, Inc, an Oklahoma corporation ("Accord"). The Purchase Price is calculated on a commission basis as follows: Greenland shall pay Accord an amount ("Accord Commission") equal to (25%) twenty-five percent of Gross Profits generated during a three (3) year period (the "Commission Period") beginning on the later to occur of February 1, 2003, or the date of Greenland's first payroll covering Existing Clients. The Company estimates that the acquired business will result in revenues of approximately $15,000,000 in fiscal 2003.

Greenland Corporation
(A Subsidiary of Imaging Technologies Corporation)
Report on Form 10-QSB
Quarter Ended September 30, 2003

Consolidated balance sheets as of September 30, 2003 (unaudited)	F-30

Consolidated statements of operations for the three months ended
September 30, 2003 and 2002	F-31

Consolidated statements of operations for the nine months ended
September 30, 2003 and 2002	F-32

Consolidated statements of cash flows for the six months ended
September 30, 2003 and 2002	F-33

Notes to consolidated financial statements	F-34

GREENLAND CORPORATION
(A Subsidiary of Imaging Technologies Corporation)
CONSOLIDATED BALANCE SHEETS

ASSETS

(in thousands, except share amounts)	September 30, 2003
(unaudited)
Current assets
Cash and cash equivalents	$399
Account Receivable, Net	229
Receivables from related parties	1,314
Prepaid expenses and other	133

Total current assets	2,075

Property and equipment, net	91
Intangible assets, net	844
Deposits	194
Investment - PEO contracts	223

$3,427

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities
Accounts payable	$926
PEO payroll taxes and other payroll deductions	3,414
Payables to related companies	94
Notes payable	679
Notes payable, related parties	245
Current maturities of obligations under capital lease	338
Accrued payroll	709
Accrued interest	232
Other accrued expenses	529

Total current liabilities	7,166

Obligations under capital lease less current maturities	28

7,194
Stockholders’ net capital deficiency
Convertible Preferred Class A stock, $.001 par value; 10,000 shares authorized, no shares issued or outstanding	---
Common stock, $0.001 par value, 500,000,000 shares authorized, 164,401,875 issued and outstanding,	624
Common stock warrants	14
Subscribed shares and receivables	(1,990)
Paid-in capital	31,676
Accumulated deficit	(34,091)

Total shareholders’ net capital deficiency	(3,767)

$3,427

See accompanying notes to condensed consolidated financial statements

GREENLAND CORPORATION
(A Subsidiary of Imaging Technologies Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

THREE MONTHS ENDED SEPTEMBER 30,

Thousands except per share amounts	2003	2002

Revenues
Product sales	$-	$-
PEO Services	2,525	-
Cost of goods sold	1,881	101

Gross profit (loss), (gross billings of $9,614, less worksite employee payroll cost of $8,970 in 2003)	644	(101)

Costs and expenses
General and administrative expenses	1,101	280
Impairment on investment	-	-

	1,101	280

Loss from operations	(457)	(381)

Other income (expenses):
Gain (loss) on settlement of debts	-	(126)
Interest expense	(22)	(23)
Other income (expense)	46	-

Total other income (expense)	24	(149)

Loss before income tax	(433)	(530)

Provision for Income tax	1	-

Net Loss	$(434)	$(530)

Basic and diluted net loss per share	(0003)	(0.07)

Basic and diluted weighted average number of common stock outstanding	155,514,375	7,606,977

See accompanying notes to condensed consolidated financial statements

GREENLAND CORPORATION
(A Subsidiary of Imaging Technologies Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30,

Thousands except per share amounts	2003	2002

Revenues
Product sales	$-	$--
PEO Services	2,925	-

Cost of goods sold	1,881	304

Gross profit, (gross billings of $20,301, less worksite employee payroll cost of $19,257 in 2003)	1,044	(304)

Costs and expenses
General and administrative expenses	2,877	1,675
Impairment on investment	-	1,565

	2,877	3,240

Loss from operations	(1,833)	(3,544)

Other income (expenses):
Loss on sale of assets	-	(3)
Gain on investment disposal	-	150
Gain (loss) on settlement of debts	3	(485)
Interest expense	(158)	(95)
Other income (expense)	133	-0-

Total other income (expense)	(22)	(433)

Loss before income tax	(1,855)	(3,977)

Provision for Income tax	1	--

Net Loss	$(1,856)	$(3,977)

Basic and diluted net loss per share	0.013	(0.69)

Basic and diluted weighted average number of common stock outstanding	137,973,539	5,743,766

See accompanying notes to condensed consolidated financial statements

GREENLAND CORPORATION
(A Subsidiary of Imaging Technologies Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2003 AND 2002

(in thousands)	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,856)	$(3,977)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	148	367
Allowance for doubtful account	1	258
Gain on sale of assets & disposal of investments	-	(147)
Impairment of goodwill	-	1,565
Net loss on settlement of debt	-	485
Stock issued for services	-	657
Option issued for services	29	-
Stock issued for salaries & reimbursement	98	196
(Increase) / decrease in current assets:
Accounts receivable	(1544)	11
Interest receivable	(133)	-0-
Prepaid Expense	-	25
Other assets	(176)	4
Increase in current liabilities:
Account payable and accrued expense	3,664	497

Total Adjustments	2,087	3,918

Net cash provided by (used in) operating activities	231	(59)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(41)	--

Net cash provided by in investing activities	(41)	--

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	--	(104)
Principal payments on line of credit	(59)	(39)
Principal payment on note payable	(32)	--
Proceeds from the exercise of warrants & options	100	--
Proceeds from note payable	196	196

Net cash provided by (used in) financing activities	205	53

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	395	(6)

CASH & CASH EQUIVALENTS , BEGINNING BALANCE	4	7

CASH & CASH EQUIVALENTS , ENDING BALANCE	$399	$1

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$27	$19

Cash paid for income tax	$--	$--

See accompanying notes to condensed consolidated financial statements

GREENLAND CORPORATION
(A Subsidiary of Imaging Technologies Corporation)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.    BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The audited consolidated financial statements for the two years ended December 31, 2002 was filed on April 7, 2003 with the Securities and Exchange Commission and is hereby referenced. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the nine months period ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003.

NOTE 2.    GOING CONCERN UNCERTAINTY

As shown in the accompanying consolidated financial statements, the Company has suffered recurring losses from operations, has a net working capital deficiency of approximately $5.1 million and an accumulated deficit of $34 million as of September 30, 2003. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s need for working capital is a key issue for management and necessary for the Company to meet its goals and objectives. The Company continues to meet its obligations and pursue additional capitalization opportunities. There is no assurance, however, that the Company will be successful in meeting its goals and objectives in the future.

In the regular course of business, there are inter-company transfers of funds between the Company and ITEC. To date, an approximate net amount of $1.3 million have been transferred from the Company and/or its subsidiaries to ITEC and/or its other subsidiaries. Should these inter-company transfers be left unpaid, in whole or in part, the cash position of the Company and its ExpertHR subsidiary could be inadequate to meet current and/or future operating requirements. There can be no assurance that the existing inter-company liabilities will be repaid in the near future, or at all. Furthermore, there can be no assurance that there will not be additional inter-company transfers in the future.

In view of the matters described in the preceding paragraphs, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3.    RECENT PRONOUNCEMENTS

On April 30, 2003, the FASB issued FASB Statement No. 149 (FAS 149), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 (FAS 133), Accounting for Derivative Instruments and Hedging Activities. FAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. FAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The adoption of SFAS No. 149 does not have a material impact on the Company’s financial position or results of operations or cash flows.

On May 15, 2003, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 150 (FAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity . FAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, FAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. FAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) FAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in FAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of FAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 does not have a material impact on the Company’s financial position or results of operations or cash flows.

NOTE 4.    REVENUE RECOGNITION - PEO SEGMENT

The Company recognizes its revenues associated with its PEO business pursuant to EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent." Previously, the Company reported its worksite employees as a component of direct costs. After discussions with the Securities and Exchange Commission staff, the Company has changed its presentation of revenues from the gross method to an approach that presents its revenues net of worksite employee payroll costs (net method) primarily because the Company is not generally responsible for the output and quality of work performed by the worksite employees.

In determining the pricing of the markup component of the gross billings, the Company takes into consideration its estimates of the costs directly associated with its worksite employees, including payroll taxes, benefits and workers’ compensation costs, plus an acceptable gross profit margin. As a result, the Company’s operating results are significantly impacted by the Company’s ability to accurately estimate, control and manage its direct costs relative to the revenues derived from the markup component of the Company’s gross billings.

To conform to the net method, the Company reclassified worksite employee payroll costs of $17.3 million for the nine months period ended September 30, 2003, from direct costs to revenues. This reclassification had no effect on gross profit, operating income (loss), or net income (loss).

Consistent with its revenue recognition policy, the Company’s direct costs do not include the payroll cost of its worksite employees. The Company’s direct costs associated with its revenue generating activities are comprised of all other costs related to its worksite employees, such as the employer portion of payroll-related taxes, employee benefit plan premiums and workers’ compensation insurance premiums.

NOTE 5.    PROPERTY AND EQUIPMENT

Net property and equipment at September 30, 2003 was as follows:

(In thousands)
Computers and equipment	$362
Furniture & fixtures	122
Demonstration equipment	127

611
Accumulated depreciation & amortization (Including accumulated amortization of $505,860 on leased assets)	(520)

$91

Depreciation expenses, including amortization of capital lease assets, for the nine months ended September 30, 2003 and 2002 were $40 thousand and $114 thousand, respectively.
NOTE 6a.    INTANGIBLES

On March 18, 2003, the Company entered into a purchase agreement with ExpertHR Oklahoma, Inc. to acquire all the issued and outstanding stock of ExpertHR Oklahoma effective April 1, 2003. The number of shares of Preferred Stock and the face value of each share shall reflect the purchase price paid by the Company, which shall be an amount equal to one and one-half times gross profit of ExpertHR Oklahoma Inc.’s operations for the quarter ending June 30, 2003 multiplied by four as stated in an audit report to be performed (the "Purchase Price"). From this purchase, the Company received covenants not to compete for five years valued at $920,613. The amortization expense for the nine month ended September 30, 2003 was $76,717.
NOTE 6b.    customer contract

On March 1,2003, the Company entered into an Agreement and Assignment of Rights to acquire all right title and interest in and to the rights and benefits arising under or out of personal staffing agreements (the "Accounts") with the existing clients of Staff Pro Leasing, Inc and Staff Pro Leasing 2, both Michigan corporations ("Staff Pro"). The purchase price is $254,709 payable as follows: (i) Payment of $22,457.50 March 18, 2003 (the "First Payment"); (ii) payment of $22,457.50 within 30 days of the First Payment (the "Second Payment"); (iii) monthly payments of $8,940.37 per month commencing 30 days after the Second Payment and continuing for 24 months; (iv) one million restricted shares of ITEC. The Purchase Price is based on representations by Staff Pro that the Accounts constitute a revenue base of $11,065,832 (the "Revenue Base"). In the event, either prior to or during the 24 month payment period, there is a reduction in the Revenue Base, the Purchase price will be reduced proportionately to said reduction of the Revenue.

Base. Provided, however, if during the first 90 days after the effective date of the Agreement, Staff Pro causes any existing client to execute a new client agreement with the Company on terms and conditions satisfactory to the Company, then that client shall be excluded from the revenue base calculation. The Company is amortizing the contracts over a 60 month period. The accumulated amortization at September 30, 2003 and amortization expense for the nine month ended September 30, 2003 amounted to $31,439.
NOTE 7.    NOTES PAYABLE TO RELATED PARTIES

Notes payable to related parties at September 30, 2003 were as follows:

(in thousands)
Note payable to a stockholder of the Company. Interest at 8%. Principal due at various dates through September 2003. Interest expense as of September 30, 2003 is $8,135.	$109
Notes payable to a stockholder and officer of the Company. Interest at 8%. Principal due at various dates through April 2003. Interest expense as of September 30, 2003 is $6,885.	111
Other notes	25

$245

NOTE 8.    NOTES PAYABLE

Notes payable at September 30, 2003 were as follows:

(in thousands)
Note payable to an unrelated party, with interest at 10%. Due through the payment of commissions earned through March 9, 2001.	$320
Note payable to an unrelated party, with interest at 5.75%. Due through the principal and interest payment March 31, 2004.	91
Note payable to an unrelated party, with interest at 7.5%. Due through the principal and interest payment February 29, 2004.	98
Note payable related to acquisition of client services contracts from A third party with interest at 6%, payable through May 2005.	170

$679

NOTE 9.    STOCKHOLDERS’ EQUITY

Convertible Preferred Stock

The Company is authorized to issue 10,000 shares of Class A convertible preferred stock with a face value of ten thousand Dollars ($10,000) and a par value of $.001 per share. The Company is authorized to issue 10,000 shares of Class B convertible preferred stock with a face value and with a par value to be determined at the discretion of the Board of directors. The Company has no convertible preferred stock outstanding through September 30, 2003.

Common Stock Issued During the Period

The Company issued 115.1 million shares to Imaging Technologies Corporation (ITEC) pursuant to a share purchase agreement for a convertible promissory note, payable in two years, in the amount of $2.25 million.

The Company issued 5.4 million and 160 thousand shares to related parties to retire notes payable in the amount of $33 thousand and $8 thousand for the nine months ended September 30, 2003 and 2002, respectively.
.

The Company issued 10.3 million and 4 million shares for services for the nine months ended September 30, 2003 and 2002, respectively. The Company has recognized expenses for such services in the amount of $98 thousand and $657 thousand in 2003 and 2002, respectively.

The Company issued 1.6 million shares of common stock for salaries totaling $196 thousand in the period ended September 30, 2002.

NOTE 10.    BASIC AND DILUTED NET LOSS PER SHARE

Basic and diluted net loss per share for the nine month periods ended September 30, 2003 and 2002 were determined by dividing net loss for the periods by the weighted average number of both basic and diluted shares of common stock. The basic and diluted net income (loss) per share has been restated to retroactively effect a reverse stock split of 50:1. The weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

NOTE 11.    SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The cash flow statements do not include following non-cash investing and financing activities:

The Company paid for services in the amount of $98 thousand and $657 thousand for the nine months ended September 30, 2003 and 2002, respectively, by issuing its common stock.

The Company paid for salaries in the amount of $196 thousand for the nine months period ended September 30, 2002 by issuing common stock. No such transactions were made in the nine month period ended September 30, 2003.

The Company repaid notes payable to related parties of $27 thousand and $8 thousand in the nine months period ended September 30, 2003, by the issuance of common stock.

The Company issued 115.1 million shares to Imaging Technologies Corporation (ITEC) pursuant to a share purchase agreement for a convertible promissory note, payable in two years, in the amount of $2.25 million.

The Company issued non-qualified options to stockholder and a creditor of the company to purchase 4.0 million shares and recorded $29 thousand as loan payment for the nine months ended September 30, 2003.

NOTE 12.    SEGMENTS AND MAJOR CUSTOMERS

The Company has two reportable segments consisting of (1) the sale and distribution of automatic check cashing machines (ABM) and (2) PEO services. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on sales, gross profit margins and operating profit before income taxes.

The following is information for the Company’s reportable segments for the nine month ended September 30, 2003:

(in thousands)	ABM Segment	PEO Segment	Unallocated	Total

Revenue	$-	$2,925	$-	$2,925
Depreciation and amortization	-	-	148	148
Operating expenses	-	(1,833)	-	(1,833)
Interest, net	-	-	158	158
Loss from continuing operations before tax	-	1,044	(2,899)	(1,855)

Identifiable assets	-	2,579	848	3,427
Capital expenditures	-	41	-	41

The following is information for the Company’s reportable segments for the nine month ended September 30, 2002. The data relate to the automated check cashing business only as the Company did not enter the PEO business until January 2003.

In thousands	Sales Segment	Processing Segment	Unallocated	Total

Revenue	$-0-	$-0-	$-0-	$-0-
Gross margin, before selling, general and administrative expense	-0-	(304)	-0-	(304)
Depreciation and amortization	-0-	304	63	367
Interest expense	-0-	-0-	95	95
Other, net	-0-	-0-	(3,093)	(3,093)
Loss from continuing operations before taxes	-0-	(304)	(3,188)	(3,492)

Identifiable assets	146	733	467	1,346
Capital expenditures	-0-	-0-	-0-	-0-

The above negative gross margins include fixed overhead costs for expenses such as supervision, labor, amortization and depreciation, communications, and facilities, as well as the direct costs to manufacture and service the automated banking machines.

NOTE 13.    LEGAL PROCEEDINGS

The Company, along with Seren Systems ("Seren"), its then current and primary software developer and supplier for its own ABM terminals, was in the process of completing development of the check cashing service interface to the Mosaic Software host system being implemented to support a large network of V.com terminals. In September 2000, Seren unilaterally halted testing and effectively shut-down any further check cashing development for the V.com project. The parties participating in this project may have been financially damaged, related to the delay in performance by the Company and Seren. None of the parties have brought suit against the Company and/or Seren at this time. There is no assurance, however, that such suit(s) will not be brought in the future.

On May 23, 2001 the Company filed a Complaint in San Diego County naming Michael Armani as the defendant. The Complaint alleges breach of contract by Michael Armani in connection with two separate stock purchase agreements. The Company seeks damages in the amount of $474,595. On August 7, 2001 the Company filed a request for Entry of Default against Mr. Armani in the amount of $474,595 and the court granted entry of default. Subsequently Mr. Armani filed a motion to set aside the entry of default and on October 26, 2001 the court granted said motion and the entry of default was set aside. The Company and Mr. Armani participated in mediation and as a result entered into a settlement agreement whereby Mr. Armani agreed to make certain cash payments to the Company and the parties entered into mutual release of all claims. Mr. Armani defaulted in his obligation to make the first cash payment and consequently, the Company obtained a judgment against Mr. Armani for $100,000. The Company is continuing its efforts to collect on the judgment.

On May 23, 2001 Arthur Kazarian, Trustee for the General Wood Investment Trust (the "Landlord") filed a Complaint in San Diego County naming Greenland Corporation as a defendant. The Complaint alleges breach of contract pursuant to the terms of the lease agreement between the Company and the Landlord for the real property located at 1935 Avenida Del Oro, Oceanside, California and previously occupied by the Company. The Complaint seeks damages in the amount of approximately $500,000. Although the Company remains liable for the payments remaining for the term of the lease, the Landlord has a duty to mitigate said damages. The Company recorded a lease termination liability of $275 thousand during the year ended December 31, 2001. The Company entered into a settlement agreement with Arthur Kazarian, Trustee for the General Wood Investment Trust (the "Landlord") where by the Company agreed to pay the sum of $220,000 to the Landlord in installments payments of $20,000 in May 2002, $50,000 in October 2002 and the remaining balance in December 2002. In the event Greenland defaults in any or all scheduled payments, the Landlord is entitled to a stipulated judgment of approximately $275,000. The Company was unable to make the scheduled payments and as a result, on July 8, 2002, the Landlord has entered a judgment lien against the Company in the amount of $279,654.

The Company entered into an agreement with Intellicorp, Inc. ("Intellicorp") whereby Intellicorp agreed to invest $3,000,000 in exchange for seats on the board of directors and restricted shares of common stock of the Company. After making the initial payment of $500,000, Intellicorp defaulted on the balance. The Company is seeking a recovery of the unpaid $2,500,000. The defendant’s ability to pay is unknown. The Company had issued 46,153,848 shares of common stock for the investment. The shares were returned back to the Company and were cancelled. A default judgment was entered against defendant IntelliCorp, IntelliGroup, and Isaac Chang. On May 16, 2003 the Court held a prove-up hearing for proof of damages. On July 17, 2003, the court entered Judgment By Default By Court and awarded the Company damages against IntelliCorp, IntelliGroup and Isaac Chang in the amount of $3,900,000 including $1,000,000 in punitive damages. Defendants time to appeal said damage award expired s on September 17, 2003. The Company is pursuing collection actions of said amount. There is no assurance that the Company will be successful in its collection efforts.

On July 5, 2001 Max Farrow, a formal officer of the Company, filed a Complaint in San Diego County naming Greenland Corporation, Thomas J. Beener, Intelli-Group, Inc., Intelli-Group LLC and Intelli-Corp, Inc. as defendants. The Complaint alleges breach of contract in connection with Mr. Farrow’s resignation as an officer and director of the Company in January 2001. The Company and Mr. Thomas Beener, entered into a settlement agreement with Max Farrow whereby Mr. Farrow agreed to release Mr. Beener from all claims, obligations etc., in exchange for the issuance of 8 million restricted shares of Greenland Corporation common stock. The good faith settlement was approved by the court and the agreed upon consideration was delivered to Mr. Farrow. The Company entered into a settlement with Farrow whereby the Company agreed to a judgment of $125,000. However, the judgment will not be enforced until such time as efforts to collect against IntelliCorp et al, have been exhausted. In the event funds are collected from IntelliCorp. Mr. Farrow will receive the first $125,000 plus 50% of the next $200,000 collected. The Company will retain all amounts collected thereafter.

Fund Recovery, a temporary staffing services filed a complaint against Greenland Corporation alleging breach of contract. A summary judgment motion is pending. The Company recorded the liability amount of $14 thousand in the consolidated financial statements.

John Ellis has filed a demand for arbitration in San Diego County against the Company seeking damages of approximately $70,000 for an alleged breach of contract action. Mr. Ellis appeared to have abandoned this action. John Ellis also filed an action in San Diego County against the Company seeking damages of approximately $60,000 for an alleged breach of contract action . In response to the action filed in San Diego County, the Company filed a motion to quash service and to compel arbitration.. The court granted the request of the Company and directed Mr. Ellis to pursue his claims in arbitration. The Company and Mr. Ellis have agreed to resolve this matter in mediation and a hearing is set for November 25, 2003.The Company believes it has valid defenses to the allegations. The amount at issue was recorded as a liability in the consolidated financial statements.
NKS Enterprises, Inc. commenced a legal action against the Company in San Diego Superior Court in Vista California seeking damages in connection with the purchase and operation of a MaxCash ABM. The case was settled in December 2002. The maximum amount to be paid under the settlement is $100,000. In exchange, Greenland will receive the MaxCash ABM sold to NKS Enterprises. The Company was unable to comply with terms of settlement and NKS has entered a judgment against the Company for $100,000. This amount was recorded as a liability in the consolidated financial statements.

On July 30, 2003, the Company commenced a legal action against CardPlus International, Inc., in Superior Court in San Diego California seeking damages in connection with the sale of five MaxCash ABM’s and the licensing of the Company’s CCBO back office processing software. The Company is requesting $500,000 in damages. The Company has filed a motion with the Court for a default judgment against CardPlus.
The Company's officers and directors are aware of no other threatened or pending litigation, which would have a material, adverse effect on the Company. From time to time the Company is a defendant (actual or threatened) in certain lawsuits encountered in the ordinary course of its business, the resolution of which, in the opinion of management, should not have a material adverse effect on the Company's financial position results of operations, or cash flows.

NOTE 14.    SUBSEQUENT EVENTS

Subsequent to September 30, 2003, 13,040,000 shares of Greenland common stock were issued through exercise of options and warrants and in settlement of debt.

Subsequent to September 30, 2003 the Company entered into an transaction with Alpha Capital Aktiengesellschaft and Gamma Opportunity Capital Partners, LP (the "Investors") whereby the Investors subscribed to purchase $750,000 (the ‘Purchase price") of principal amount of an 8% secured promissory note(s) of the Company, convertible into shares of the Company’s common stock at a per share conversion price equal to the lesser of $.025 or sixty-five percent of the average of the three lowest closing bid process of the common stock for the 30 trading days preceding but not including conversion date as defined in the Agreement; and share purchase warrants to purchase shares of common stock. Two Hundred Thousand Dollars of the Purchase price shall be payable at execution of the Agreement and up to $550,000 of the Purchase price will be payable within 5 business days after the actual effectiveness of the registration Statement as defined in the Agreement. On or about October 20, the Company received $147,000 as the initial payment after payment of legal fees and expenses of approximately $30,000. The Company in is the process of preparing the Form SB-2 Registration Statement and expects to file the on or about November 17, 2003.

NOTE 15.    ITEC ACQUISITION AGREEMENT

On January 14, 2003, Greenland Corporation ("Greenland" or the "Company") completed its sale of 19,183,390 shares of Greenland common stock, which represent sixty percent (60%) of the issued and outstanding shares of the Company,. to Imaging Technologies Corporation ("ITEC"), Accordingly, there has been a change of control.

dditionally, the Company sold warrants to purchase 95,319,510 shares of Greenland common stock to ITEC, which will represent an additional thirty percent (30%) of the issued and outstanding shares of the Company.

The sale price for the shares and the exercise of the warrants was $2,250,000 in the form of a promissory note convertible into shares of common stock of ITEC, the number of which will be determined by a formula applied to the market price of the shares at the time that the promissory note is converted.

The warrants have been exercised. 115.1 million Greenland common shares were issued to ITEC and delivered pursuant to the terms of the Closing Agreement. The conditions of the exercise of warrants pursuant to the Closing Agreement have been met. Accordingly, ITEC holds voting rights to 115.1 million shares of Greenland common stock, representing 83% of the total outstanding Greenland common shares at May 16, 2003.

Also on January 14, 2003, four new directors were elected to serve on Greenland's Board of Directors as nominees of ITEC. As of the date of this report, ITEC holds four seats of seven. Greenland's Chief Executive Officer remains in his position. ITEC's CEO serves as Chairman of Greenland's Board of Directors.

NOTE 16    RESTATEMENT

Subsequent to the issuance of financial statements for the period ended September 30, 2003, the Company determined that certain transactions and presentation had not been accounted properly in the Company’s financial statements. The Company’s June 2003 and September 2003 financial statements have been restated to correct the error as follows:

The Company had booked certain interest expense and penalties in September financial statements while the expense actually pertained to the period ended June 30, 2003.

The effect of the correction of this error is as follows:

Period ended June 30, 2003	AS PREVIOUSLY REPORTED	AS RESTATED

BALANCE SHEET:

PEO payroll taxes and other payroll deductions	$2,331,191	$2,837,735
Notes payable	$661,457	$664,147
Accumulated deficit	$(33,147,552)	$(33,656,786)

STATEMENT OF OPERATIONS:

General and administrative expenses	$1,188,270	$1,602,061
Interest expense	$40,306	$135,749

Three month period ended Sept. 30, 2003

STATEMENT OF OPERATIONS:

General and administrative expenses	$1,514,750	$1,100,959
Interest expense	$117,706	$22,263

Part II. Information Not Required In Prospectus
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Indemnification of Directors and Officer

Section 78.751, as amended, of the General Corporation Laws of Nevada (the "Act") provides that a corporation may indemnify a director or officer of the corporation and to purchase and maintain liability insurance for those persons as, and to the extent permitted by the Act.

The by-laws of the Company contain provisions indemnifying its directors and officers to the extent permitted by 78.751, as amended, of the General Corporation Laws of Nevada (the "Act"), as amended from time to time.

The Company's Certificate of Incorporation limits directors' liability for monetary damages for breaches of their duties of care owed the Company to the fullest extent permitted by Nevada law.

Commission Policy

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling GRLC, GRLC has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Other Expenses of Issuance and Distribution

Related to the securities being registered. The expenses shall be paid by the Registrant.

SEC Registration Fee	$554.33
Printing and Engraving Expenses	$5,000.00
Legal Fees and Expenses	$20,000.00
Accounting Fees and Expenses	$15,000.00
Transfer Agent Fees	$5,000.00
Blue Sky Fees	$1,000.00
Miscellaneous	$5,000.00

Total	$52,108.66

Recent Sales of Unregistered Securities

Greenland made the following sales of stock without registration using the exceptions available under the Securities Act of 1933, as amended, including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933, as follows:

Year 2001

1,000,000 shares were issued to Louis J. Montulli at $0.50 per share to pay off a loan valued at $50,000. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

200,000 shares were issued to John Ellis at $0.10 per share in payment of consulting services valued at $20,310. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

15,000 shares were issued to Randell Smith at $0.0781 per share in payment of consulting services valued at $1,171.50. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

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120,000 shares were issued to Sharon Walsh at $0.50 per share in payment of a warrant exercise. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

38,000 shares were issued to Mike Russell at $0.05 per share in payment of legal services valued at $1,900.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

16,666,667 shares were issued to Thomas Hyde at $0.015 per share pursuant to a compensation plan. These shares were valued at $250,000.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

10,800,000 shares were issued to Thomas Beener at $0.020 per share pursuant to a compensation plan. These shares were valued at $216,000.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

1,000,000 shares were issued to Financial Growth Corp. at $0.02 per share in payment of machinery and equipment valued at $20,000.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

900,000 shares were issued to Cal Chassis at $0.04 per share in payment of amounts owed valued at $20,000.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

9,000 shares were issued to Don Burke at $0.4844 per share as a bonus. These shares were valued at $4,359.60. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

Year 2002

3,000,000 shares were issued to Ed Sano at $0.091 per share in payment of consulting services valued at $27,300.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

1,356,500 shares were issued to Anthony Yohe at $0.0091 per share in payment of consulting services valued at $12,344.15. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

3,765,000 shares were issued to Regents Capital West at $0.0091 per share in payment of consulting services valued at $34,259.50. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

4,000,000 shares were issued to Levits, Zacks & Ciceric at $0.0066 per share in payment of consulting services valued at $26,400.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

20,000,000 shares were issued to Thomas Hyde Jr. at $0.0036 per share in settlement of debt owed valued at $72,000.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

10,000,000 shares were issued to Thomas Beener at $0.0026 per share in payment for services valued at $26,000.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

8,000,000 shares were issued to Amal Saab at $0.0009 per share in payment for services valued at $7,200.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

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8,000,000 shares were issued to Michelle Lester at $0.0009 per share in payment for services valued at $7,200.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

Year 2003

2,000,000 shares were issued to Regents Capital West at $0.0091 per share in payment for consulting services valued at $18,200.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

115,102,900 shares were issued to Imaging Technologies Corporation at $0.0195 per share in pursuant to an acquisition agreement valued at $2,250,000.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

500,000 shares were issued to Thomas Beener at $0.0086 per share in payment for consulting services valued at $4,300.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

500,000 shares were issued to Ed Sano at $0.0086 per share in payment for services valued at $4,300.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

500,000 shares were issued to Amal Saab at $0.0086 per share in payment for consulting services valued at $4,300.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

500,000 shares were issued to Michelle Lester at $0.0086 per share in payment for consulting services valued at $4,300.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

100,000 shares were issued to Jason Sunstein at $0.0087 per share in payment for consulting services valued at $870.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

100,000 shares were issued to John Castiglione at $0.0087 per share in payment for consulting services valued at $870.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

176,296 shares were issued to Thomas Beener at $0.0027 per share in payment of interest on a loan to us valued at $476.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

740,740 shares were issued to Thomas Beener at $0.0027 per share as a payment on a loan to us valued at $2,000.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

1,082,964 shares were issued to Thomas Beener at $0.0074 per share in payment for consulting services valued at $7,992.27. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

3,000,000 shares were issued to Regents Capital West at $0.0082 per share as a payment on a loan to us valued at $24,600.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

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2,000,000 shares were issued to Viper Networks, Inc. at $0.0082 per share as an investment in Viper Networks valued at $25,000.00. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

1,380 shares were issued to Gregory Tauber at $0.1875 per share in pursuant to the exercise of warrants, valued at $258.75. These shares were issued pursuant to the exempt provided by Section 4(2) of the Securities Act of 1933, as amended.

Exhibits

Exhibit

Number	Description

3(a)	Amended Certificate of Incorporation*

3(b)	Amended Bylaws*

3(c)	Common Stock Specimen*

5.1	Opinion re: Legality

10(a)	Greenland Corporation 1999 Stock Option Plan *

10(b)
Recession of Agreement and Plan of Share Exchange by and among the Company and certain shareholders of Zzyzx, dated June 30, 2002, incorporated by reference to Form 10-QSB for the period ended June 30, 2002, filed on August 14, 2002

10(b)
Recession of Stock Purchase Agreement between the Company, W3M, Inc. d/b/a/ Paradigm Cabling Systems, and the shareholders of Paradigm Cabling Systems, dated June 30, 2002, incorporated by reference to Form 10-QSB for the period ended June 30, 2002, filed on August 14, 2002.

10(c)
Agreement to Acquire Shares between the Company and Imaging Technologies Corporation, dated August 9, 2002, incorporated by reference to Form 10-QSB for the period ended September 30, 2002, filed on November 15, 2002.

10(d)
Stock Purchase Agreement among the Company, W3M, Inc. dba Paradigm Cabling Systems, and certain Shareholders of W3M, dated January 31, 2002, incorporated by reference to Form 8-K, dated March 20, 2002.

10(e)
Pledge Agreement among the Registrant, Ashford Capital, LLC, Regents Capital West, Michael Cummings, Mondo Marshall, Greg Wilbur, Sandra Steward, John M. Pitkin, and Walter Wright, dated February 1, 2002, incorporated by reference to Form 8-K, dated March 20, 2002, incorporated by reference to Form 8-K, dated March 20, 2002.

10(f)
Secured Promissory Noted among the Registrant, Ashford Capital, LLC, Regents Capital West, Michael Cummings, Mondo Marshall, Greg Wilbur, Sandra Steward, John M. Pitkin, and Walter Wright, dated February 1, 2002, incorporated by reference to Form 8-K, dated March 20, 2002.

10(g)	Secured Promissory Note in the amount of $2,250,000 issued by ITEC to Greenland, dated January 7, 2003, incorporated by reference to Form 8-K dated January 21, 2003.

10(h)	Security Agreement, dated January 7, 2003 between ITEC and Greenland, incorporated by reference to Form 8-K dated January 21, 2003.

10(i)	Agreement to Acquire Shares, dated August 9, 2002 between ITEC and Greenland, incorporated by reference to Form 8-K dated January 21, 2003.

10(j)	Closing Agreement, dated January 7, 2003 between ITEC and Greenland, incorporated by reference to Form 8-K dated January 21, 2003.

10(k)	Agreement and Assignment of Rights, dated February 1, 2003, between Accord Human Resources, Inc., Greenland Corporation, and Imaging Technologies Corporation.

10(l)	Agreement and Assignment of Rights, dated March 1, 2003, between StaffPro Leasing 2, Greenland Corporation, and ExpertHR.

10(m)	Promissory Note, dated March 1, 2003, payable to StaffPro Leasing 2 by Greenland Corporation.

10(n)	Class A Common Stock Purchase Warrant, dated October 20, 2003, assigned to Alpha Capital Aktiengesellschaft by Greenland Corporation.

10(o)	Class B Common Stock Purchase Warrant, dated October 20, 2003, assigned to Alpha Capital Aktiengesellschaft by Greenland Corporation.

10(p)	Convertible Note, dated October 20, 2003, payable to Alpha Capital Aktiengesellschaft by Greenland Corporation.

10(q)	Class A Common Stock Purchase Warrant, dated October 20, 2003, assigned to Gamma Opportunity Capital Partners, LP.

10(r)	Class B Common Stock Purchase Warrant, dated October 20, 2003, assigned to Gamma Opportunity Capital Partners, LP.

10(s)	Convertible Note, dated October 20, 2003, payable to Gamma Opportunity Capital Partners, LP by Greenland Corporation.

10(t)	Subscription Agreement, dated October 20, 2003, between Alpha Capital Aktiengesellschaft, Gamma Opportunity Capital Partners, LP, and Greenland Corporation.

23.1 *	Consent of Naccarato & Associates (Included in opinion filed as Exhibit 5.1)

23.2 *	Consent of independent auditors Kabani & Company, Inc.

*	Incorporated by Reference from previous filings.

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Undertakings

The undersigned registrant hereby undertakes that it will:

Undertaking (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

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(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Undertaking (e)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of San Diego, CA, 92127, on the 18th day of December 2003.

Registrant:                    Greenland Corporation

By /s/ Thomas Beener

Thomas Beener, President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Thomas Beener	President, and Chief Executive	December 18, 2003

Thomas Beener	Officer

/s/Brian Bonar	Chairman of the Board of	December 18, 2003

Brian Bonar	Directors

/s/Eric W. Gaer	Director	December 18, 2003

Eric W. Gaer

/s/Robert A. Dietrich	Director	December 18, 2003

Robert A. Dietrich

/s/George Godwin	Director	December 18, 2003

George Godwin

/s/Gene Cross	Director	December 18, 2003

Gene Cross

/s/Richard H. Green	Director	December 18, 2003

Richard H. Green

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